CREDIT AGREEMENT

dated as of January 7, 2013 between

INTERNATIONAL BALER CORPORATION

as the Borrower and

FIRST MERCHANTS BANK, NATIONAL ASSOCIATION,

as the Lender

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TABLE OF CONTENTS

CREDIT AGREEMENT	1
SECTION 1 DEFINITIONS	1
1.1 Definitions	1
1.2 Other Interpretive Provisions	11
SECTION 2 COMMITMENTS OF THE LENDER; BORROWING	11
2.1 Commitments	11
2.2 Loan Procedures	12
2.3 Certain Conditions	12
SECTION 3 EVIDENCING OF LOANS	12
3.1 Notes	12
3.2 Recordkeeping	12
SECTION 4 INTEREST	12
4.1 Interest Rates	12
4.2 Payment Dates; Repayment.	13
4.3 Setting and Notice of LIBOR Rates	13
4.4 Computation of Interest.	13
SECTION 5 FEES.·	13
5.1 Commitment Fee	13
SECTION 6 REDUCTION OF THE LOANS; PREPAYMENTS	14
6.1 Mandatory Reductions of Revolving Commitment.	14
6.2 Prepayments	14
6.3 Manner of Prepayments	14
SECTION 7 MAKING OF PAYMENTS; SETOFF; TAXES	14
7.1 Making of Payments	14
7.2 Application of Certain Payments	15
7.3 Due Date Extension	15
7.4 Setoff	15
7.5 Taxes	15
SECTION 8 INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS	16
8.1 Increased Costs	16
8.2 Basis for Determining Interest Rate Inadequate or Unfair	16
8.3 Changes in Law Rendering LIBOR Loans Unlawful.	17
8.4 Funding Losses	17
8.5 Right of Lender to Fund through Other	17
8.6 Discretion of Lender as to Manner of Funding	17
SECTION 9 REPRESENTATIONS AND WARRANTIES	18
9.1 Organization	18
9.2 Authorization; No Conflict.	18
9.3 Validity and Binding Nature	18

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9.4 Financial Condition	18
9.5 No Material Adverse Change	18
9.6 Litigation and Contingent Liabilities	18
9.7 Ownership of Properties; Liens	18
9.8 Equity Ownership; Subsidiaries	19
9.9 Pension Plans	19
9.10 Investment Borrower Act.	19
9.11 Regulation	19
9.12 Taxes	19
9.13 Solvency, etc	20
9.14 Environmental Matters	20
9.15 Insurance	20
9.16 Real Property	20
9.17 Information	21
9.18 Intellectual Property	21
9.19 Burdensome Obligations	21
9.20 Labor Matters	21
9.21 No Default.	21
SECTION 10 AFFIRMATIVE COVENANTS
10.l Reports, Certificates and Other Information. Furnish to the Lender:	21
10.2 Books, Records and Inspections	22
10.3 Maintenance of Property; Insurance	23
10.4 Compliance with Laws; Payment of Taxes and Liabilities	24
10.5 Maintenance of Existence, etc.	24
10.6 Use of Proceeds	24
10.7 Employee Benefit Plans	24
10.8 Environmental Matters	25
10.9 Further Assurance	25
10.10 Financial Covenants	25
10.11 Additional Actions	25
10.12 Deposit Accounts/Cash Management Services	25
SECTION 11 NEGATIVE COVENANTS	26
11.1 Debt.	26
11.2 Liens	26
11.3 Operating Leases	27
11.4 Restricted Payments	27
11.5 Mergers, Consolidations, Sales	27
11.6 Modification of Organizational Documents	28
11.7 Transactions with Affiliates	28
11.8 Unconditional Purchase Obligations	28
11.9 Inconsistent Agreements	28
11.10 Business Activities; Issuance of Equity	28
11.11 Investments	28
11.12 Fiscal Year	29
11.13 Cancellation of Debt.	29
SECTION 12 EFFECTIVENESS; CONDITIONS OF LENDING, ETC	29
12.1 Initial Credit Extension	29
12.2 Conditions	31

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SECTION 13 EVENTS OF DEFAULT AND THEIR EFFECT		31
13.1 Events of Default.		31
13.2 Effect of Event of Default		33
SECTION 14 [RESERVED]		33
SECTION 15 GENERAL		33
15.1 Waiver; Amendments		33
15.2 Notices		33
15.3 Computations		34
15.4 Costs, Expenses and Taxes		34
15.5 Participations		34
15.6 GOVERNING LAW		35
15.7 Severability		35
15.8 Nature of Remedies		35
15.9 Entire Agreement.		35
15.10 Counterparts		35
15.11 Successors and Assigns		35
15.12 Captions		35
15.13 Customer Identification - USA Patriot Act Notice		35
15.14 INDEMNIFICATION BY THE BORROWER.		36
15.15 Nonliability of Lender		36
15.16 FORUM SELECTION AND CONSENT TO JURISDICTION		37
15.17 WAIVER OF JURY TRIAL		37

SCHEDULES
SCHEDULE 9.15	Insurance
SCHEDULE 9.16	Real Property
SCHEDULE 9.18	Intellectual Property
SCHEDULE 11.1	Existing Debt
SCHEDULE 11.2	Existing Liens
SCHEDULE 11.11	Investments
SCHEDULE 12.1	Debt to be Repaid
EXHIBITS
EXHIBIT A	Form of Revolving Note
EXHIBIT B	Form of Compliance Certificate

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT dated effective as of January 7, 2013 (this "Agreement") is entered into between INTERNATIONAL BALER CORPORATION, a Delaware corporation (the "Borrower" or the "Company"), and FIRST MERCHANTS BANK, NATIONAL ASSOCIATION (the "Lender").

The Lender has agreed to make available to the Borrower a revolving credit facility upon the terms and conditions set forth herein.

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1

1.1 DEFINITIONS

Definitions. When used herein the following terms shall have the following meanings:

Account Debtor means the party which is obligated on or under any Account. Account or Accounts is defined in the UCC.

Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

Affiliate of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person and

(c) with respect to the Lender, any entity administered or managed by the Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote 50% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, the Lender shall not be deemed an Affiliate of any Loan Party.

Agreement - see the Preamble.

Asset Disposition means the sale, lease, assignment or other transfer for value (each, a "Disposition") by any Loan Party to any Person (other than a Loan Party) of any asset or right of such Loan Party (including, the loss, destruction or damage of any thereof or any actual or threatened (in writing to any Loan Party) condemnation, confiscation, requisition, seizure or taking thereof) other than

(a)  the Disposition of any asset which is to be replaced, and is in fact replaced, within 60 days with another asset performing the same or a similar function, (b) the Disposition of obsolete, damaged, worn or surplus assets for which the proceeds for any such Disposition are utilized to repay the Loans (to the extent such assets are not replaced in accordance with subsection (a) above), and (c) the sale or lease of inventory in the ordinary course of business.

Attorney Costs means, with respect to any Person, all reasonable fees and charges of any counsel to such Person, all reasonable disbursements of any such counsel and all court costs and similar legal expenses.

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Bank Product Agreements means those certain cash management service agreements entered into from time to time between any Loan Party and the Lender or its Affiliates in connection with any of the Bank Products.

Bank Product Obligations means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Loan Parties to the Lender or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to the Lender as a result of the Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Loan Parties pursuant to the Bank Product Agreements.

Bank Products means any service or facility extended to any Loan Party by the Lender or its Affiliates including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedging Agreements.

Basis Point means one-one hundredth of one percent. BSA - see Section 10.4.

Business Day means any day on which the Lender is open for commercial banking business in Muncie, Indiana and, in the case of a Business Day which relates to a LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.

Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Borrower, including expenditures in respect of Capital Leases, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

Capital Securities means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.

Cash Capital Expenditures means Capital Expenditures incurred by Borrower not financed with third party funding.

Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by the Lender or its holding company) rated at least A-I by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies , Inc. or P-1 by Moody's

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Investors Service, Inc., (c) any certificate of deposit, time deposit or banker's acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by the Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than

$500,000,000), (d) any repurchase agreement entered into with the Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of the Lender (or other commercial banking institution) thereunder and (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by the Lender.

Change of Control means the occurrence of any of the following events: (a) Persons who are holders of Capital Securities of the Borrower on the Closing Date and their Affiliates and family members shall cease to own and control at least 50.5% of the outstanding Capital Securities of the Borrower; or (b) the Borrower shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Securities of each Subsidiary.

Closing Date - see Section 12.1.

Code means the Internal Revenue Code of 1986. Collateral as defined in the Security Agreement.

Collateral Documents means, collectively, the Security Agreement, each control agreement and any other agreement or instrument pursuant to which the Borrower, any Subsidiary or any other Person grants or purports to grant collateral to the Lender or otherwise relates to such collateral.

Commitment means the Lender's commitment to make the Loans.

Compliance Certificate means a Compliance Certificate in substantially the form of Exhibit B.

Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

Consolidated Net Income means, with respect to the Borrower and its Subsidiaries for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, excluding any gains from Asset Dispositions, any extraordinary gains and any gains from discontinued operations.

Contingent Liability means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise),

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or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, iflarger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

Controlled Group means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 ofERISA.

Debt means the Borrower's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of the Borrower's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or security interest or payable out of the proceeds or production from property now or hereafter owned or acquired by the Borrower, (iv) obligations which are evidenced by notes, acceptances, or other negotiable instruments, (v) obligations to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (vi) obligations which would be shown as a liability on a balance sheet of the Borrower prepared in accordance with GAAP and which arise under leases of property by the Borrower as lessee which would be capitalized on a balance sheet the Borrower prepared in accordance with GAAP, (vii) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the balance sheet of the Borrowe-r; and (viii) any agreement, undertaking or arrangement by which the Borrower assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other person or entity, or agrees to maintain the net worth or working capital or other financial condition of any other person or entity, or otherwise assures any creditor of such other person or entity against loss, including, without limitation, any comfort letter, operating agreement, take or pay contract or the obligations of the Borrower as general partner of a partnership with respect to the liabilities of the partnership.

Debt Service means with respect to any period, the sum of the Borrower's interest expense for such period, plus the sum of all scheduled payments of Debt of the Borrower made or due during such period.

Debt to be Repaid means Debt listed on Schedule 12.1.

Designated Proceeds - see Section 6.2.2(a).

Dollar and the sign "$" mean lawful money of the United States of America.

EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization expense, rent, and any one-time fees attributable to closing costs and refinancing transaction expenses associated with the transactions contemplated by this Agreement for such period.

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Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

Environmental Laws means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge , emission, release, threatened release, control or cleanup of any Hazardous Substance.

ERISA means the Employee Retirement Income Security Act of 1974. Event of Default means any of the events described in Section 13.1.

Excluded Taxes means taxes based upon, or measured by, the Lender's (or a branch of the Lender's) overall net income, overall net receipts, or overall net profits (including franchise taxes imposed in lieu of such taxes), but only to the extent such taxes are imposed by a taxing authority (a) in a jurisdiction in which the Lender is organized, (b) in a jurisdiction which the Lender's principal office is located, or (c) in a jurisdiction in which the Lender's lending office (or branch) in respect of which payments under this Agreement are made is located.

Fiscal Quarter means a fiscal quarter of a Fiscal Year.

Fiscal Year means the fiscal year of the Borrower and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 2012") refer to the Fiscal Year ending on December 31 of such calendar year.

Fixed Charge Coverage Ratio means, as of the last day of any Fiscal Quarter, a ratio, the numerator of which is Borrower's EBITDA minus Cash Capital Expenditures for the Computation Period, and the denominator of which is the sum of (a) Borrower's Debt Services for the Computation Period, (b) without duplication and to the extend deducted in determining net income for the most recently preceding Fiscal Year, income tax expense for such Computation Period, determined in accordance with GAAP, and (c) all dividends and distributions paid during the Computation Period.

FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

Hazardous Substances means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", "extremely hazardous substances", "restricted hazardous waste", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import, under any

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applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

Hedging Agreement means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

Hed!!i.ng Obligation means, with respect to any Person, any liability of such Person under any Hedging Agreement.

Indemnified Liabilities - see Section 15.14.

Interest Expense means for any period the consolidated interest expense of the Borrower and its Subsidiaries for such period (including all imputed interest on Capital Leases).

Interest Period means, as to any LIBOR Loan or Prime Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan or Prime Loan, as the case may be, and ending on the date one month thereafter; provided that:

(a)  if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day .unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b)  any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)  the Borrower may not select any Interest Period for a Revolving Loan which would extend beyond the scheduled Termination Date.

Investment means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Capital Security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition.

LIBOR Loan means any Loan which bears interest at a rate determined by reference to the LIBORRate.

LIBOR Office means with respect to the Lender the office or offices of the Lender which shall be making or maintaining the LIBOR Loans of the Lender hereunder. A LIBOR Office of the Lender may be, at the option of the Lender, either a domestic or foreign office.

LIBOR Ouoted Rate means, for any day, the LIBOR Rate for an interest period of one (1) month as of such day.

LIBOR Rate means an independent index which is the One Month London Interbank Offered Rate or LIBOR, identified in the Wall Street Journal "Money Rates" column on the date the interest rate is to be determined, or if that date is not a publication date, on the publication date immediately preceding. The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable, Lender may designate a substitute index after notifying Borrower. Any changes or

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adjustments to the interest rate will not occur more often than each month. Borrower understands that Lender may make loans based on rates other than the Index. The Lender's determination of the LIBOR Rate shall be conclusive, absent manifest error.

Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

Loan Documents means this Agreement, the Note, the Collateral Documents and all documents, instruments and agreements delivered in connection with the foregoing.

Loan Pa rty means the Borrower and each Subsidiary of the Borrower. Loan or Loans means, as the context may require, the Revolving Loan. Mandato rv Prepaym ent Event - see Section 6.2.2fa).

Margin Stock means any "margin stock" as defined in Regulation U.

Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, business or assets (taken as a whole) of the Loan Parties taken as a whole, (b) a material impairment of the ability of any Loan Party to perform any of the material Obligations under any Loan Document or (c) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party of any material obligations under any Loan Document.

Multiemployer Pension Plan means a multiemployer plan, as defined in Section 400l(a)(3) of BRISA, to which the Borrower or any other member of the Controlled Group may have any liability.

Net Cash Proceeds means:

(a)  with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party pursuant to such Asset Disposition net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Borrower to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Disposition (other than the Loans);

(b)  with respect to any issuance of Capital Securities resulting in a Change of Control, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriters' commissions); and

(c)  with respect to any issuance of Debt, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs of such issuance (including up-front, underwriters' and placement fees).

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Notes means the promissory note substantially in the forms of Exhibit A attached and any other promissory notes executed and delivered by Borrower and payable to Lender from time to time, together with all renewals, substitutions and replacements .thereof.

Notice of Borrowing- see Section 2.2.1.

Obligations means all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan Document including Attomey Costs, all Hedging Obligations of any Loan Party permitted hereunder which are owed to the Lender or its Affiliate, and all Bank Products Obligations of any Loan Party, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

OFAC - see Section 10.4.

Operating Lease means any lease of (or other agreement conveying the right to use) any real or personal property by any Loan Party, as lessee, other than any Capital Lease.

PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

Partici pant - see Section 15.5.

Pension Plan means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which the Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

Permitted Lien means a Lien expressly permitted hereunder pursuant to Section 11.2.

Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

Premises means the real property and improvements located at 5400 Rio Grande Avenue, Jacksonville, Florida 32254.

Prime Loan means any Loan which bears interest at a rate determined by reference to the Prime

Rate.

Prime Rate means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Lender as its prime rate (whether or not such rate is actually charged by the Lender), which is not intended to be the Lender's lowest or most favorable rate of interest at any one time. Any change in the Prime Rate announced by the Lender shall take effect at the opening of business on the day specified in the public announcement of such change; provided that the Lender shall not be obligated to give notice of any change in the Prime Rate.

Regulation D means Regulation D of the FRB. Regulation U means Regulation U of the FRB.

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Reportable Event means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 ofERJSA.

Revolving Commitment means One Million Six Hundred Fifty Thousand and No/100 Dollars ($1,650,000.00), as reduced from time to time pursuant to Section 6.1.

Revolving Loans - see Section 2.1(a).

Revolving Loan Termination Date means the earlier to occur of (a) December 31, 2014, or (b) such other date on which the Revolving Commitment terminates pursuant to Section 6 or Section 13.

Revolving Outstandings - means, at any time, the sum of the agreement principal amount of all outstanding Revolving Loans.

Security Agreement means the Security Agreement and Perfection Certificate in form and substance satisfactory to the Lender executed and delivered by Borrower to Lender.

Senior Officer means, with respect to any Loan Party, any of the chief executive officer, the chief financial officer, the chief operating officer or the treasurer of such Loan Party.

Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Borrower. Additionally, for purposes of clarification, any individual owning more that 50% of the Capital Securities of any Person shall not be deemed a Subsidiary of such Person.

Tangible Net Worth means the stockholders' equity of the Borrower minus the net book value of all assets that are treated as intangibles, all as determined in accordance with GAAP.

Taxes means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing, but excluding Excluded Taxes.

Termination Event means, with respect to a Pension Plan that is subject to Title IV ofERJSA, (a) a Reportable Event, (b) the withdrawal of Borrower or any other member of the Controlled Group from such Pension Plan during a plan year in which Borrower or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERJSA or was deemed such under Section 4068(f) of ERJSA, (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERJSA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan or

(e) any event or condition that might constitute grounds under Section 4042 ofERJSA for the termination of, or appointment of a trustee to administer, such Pension Plan.

Total Plan Liability means, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

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UCC is defined in the Security Agreement.

Unfunded Liability means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

Wholly-Owned Subsidiary means, as to any Person, a Subsidiary all of the Capital Securities of which (except directors' qualifying Capital Securities) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

Working Capital means, at any date, Borrower's total current assets less Borrower's total current liabilities, each determined in accordance with GAAP as of such date.

1.2 Other Intemretive Provisions

(a) (i) The meanings of defined terms are equally applicable to the singular and plural fonns of the defined terms.

(ii) specified.

(iii)

Section, Schedule and Exhibit references are to this Agreement unless otherwise

The term "including" is not limiting and means "including without limitation."

(iv)  In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means ''to and including."

(v)  Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(vi)  This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

(vii)  This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Borrower and the Lender and are the products of both parties. Accordingly, they shall not be construed against the Lender merely because of the Lender's involvement in their preparation.

SECTION 2 COMMITMENTS OF THE LENDER; BORROWING

2.1  Commitments. On and subject to the terms and conditions of this Agreement, the Lender agrees to make loans to the Borrower as follows:

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(a)  Revolving Loan Commitment. The Lender agrees to make loans on a revolving basis ("Revolving Loans") from time to time until the Revolving Loan Termination Date in such amounts as the Borrower may request; provided that the Revolving Outstandings will not at any time exceed the maximum amount of the Revolving Commitment. The entire unpaid balance of the Revolving Loans shall be immediately due and payable in full in immediately available funds on the Revolving Loan Termination Date if not sooner paid in full.

(b)	[RESERVED]
(c)	[RESERVED]

2.2  Loan Procedures. The Borrower shall give notice (written or telephonic notice) to the Lender of each proposed borrowing not later than 11:00 A.M., Muncie, Indiana time, at least one Business Day prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Lender, shall be irrevocable, and shall specify the date and amount of borrowing. So long as the Lender has not received written notice that the conditions precedent set forth in Section 12 with respect to such borrowing have not been satisfied, the Lender shall pay over the funds to the Borrower on the requested borrowing date. Each borrowing shall be on a Business Day.

2.3  Certain Conditions. Lender shall have no obligation to make any Loan if an Event of Default or Unmatured Event of Default exists.

SECTION 3 EVIDENCING OF LOANS.

3.1  Notes. The Revolving Loan shall be evidenced by the Note, with appropriate insertions, payable to the order of the Lender in a face principal amount equal to the Revolving Loan Commitment.

3.2  Recordkee ping. The Lender shall record in its records, the date and amount of each Loan made by the Lender, each repayment thereof and, in the case of each LIBOR Loan or Prime Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of the Borrower hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon.

SECTION 4 INTEREST.

4.1  Interest Rates. The Borrower promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

(a)  at all times while the Revolving Loan is outstanding, the Revolving Loan shall accrue interest at a rate per annum equal to the sum of the LIBOR Rate applicable to each Interest Period plus Two Hundred Twenty-Four (224) Basis Points (2.240%); and

(b)	[RESERVED]
(c)	[RESERVED]

provided that at any time an Event of Default has occurred and is continuing, Lender may, at its option and without notice to the Borrower, increase the interest rate applicable to each Loan by Five Hundred

(500) Basis Points. Notwithstanding the foregoing, upon the occurrence of an Event of Default under Sections 13.1.1 or 13.1.4, such increase shall occur automatically.

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4.2	Payment Dates ; Re paymen t. Each Loan shall be payable as follows:

(a)  Accrued interest on the Revolving Loan shall be payable in arrears on the first Business Day of each month commencing February 1, 2013. Upon the Revolving Loan Termination Date, all unpaid principal and accrued but unpaid interest, together with all other amounts due under the Revolving Loan, including any late charges and reimbursable expenses, shall be due and payable in full.

(b)	[RESERVED]
(c)	[RESERVED]

(d)  After maturity, and at any time an Event of Default exists, accrued interest on all Loans shall be payable on demand.

(e)  Upon the occurrence of an Event of Default and during the continuation thereof, and after maturity, including maturity upon acceleration, Lender, at its option, may, if permitted under applicable law, do one or both of the following: (i) increase the interest rate under the Notes to the rate that is five percent (5%) above the rate that would otherwise be payable hereunder, and (ii) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in the Note (including any increased rate). The interest rate under the Note will not exceed the maximum rate pennitted by applicable law under any circumstances.

(f)  If Borrower fails to pay any amount due under any Note or this Agreement, or any fee in connection herewith, in full within seven (7) days after its due date, Borrower, in each case, shall incur and shall pay a late charge equal to the greater of Twenty-Five and No/100 Dollars ($25.00) or Five Percent (5%) of the unpaid amount and an additional late charge for purposes of defraying the expense incidental to handling on the first day of each successive calendar month equal to the greater of Twenty Five and No/100 Dollars ($25.00) or Five Percent (5%) of the unpaid amount until such amount has been paid in full. After acceleration of repayment of Loans by the Lender, the payment of a late charge will not cure or constitute a waiver of any Event of Default under the Note or this Agreement.

(g)  All amounts which shall be paid with respect to the Note shall be applied first to the payment of interest due on the balance of the principal sum or so much thereof as shall from time to time remain unpaid, second to the principal amount of the Note which may then currently due and payable, third to any later charges then due and payable under the Note and last to any costs of collection and expenses reimbursable by the Borrower to the Lender.

4.3  Setting and Notice ofLIBOR Rates. The applicable LIBOR Rate for each Interest Period shall be determined by the Lender, and notice thereof shall be given by the Lender promptly to the Borrower. Each determination of the applicable LIBOR Rate by the Lender shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Lender shall, upon written request of the Borrower, deliver to the Borrower a statement showing the computations used by the Lender in determining any applicable LIBOR Rate hereunder.

4.4  Computation oflnterest. Interest accruing on each of the Loans shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

SECTION 5 FEES.

5.1 Commitment Fee. The Borrower agrees to pay to the Lender a commitment fee associated with the Revolving Commitment in the amount of One Hundred Ninety-Five and Noll 00

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Dollars ($195.00) as of the Closing Date, which amount shall not be refundable, in whole or in part, for any reason.

SECTION 6 REDUCTION OF THE LOANS; PREPAYMENTS.

6.1  Mandatory Reductions of Revolving Commitment. On the date of any Mandatory Prepayment Event, the Revolving Commitment shall be permanently reduced by an amount (if any) equal to the Designated Proceeds of such Mandatory Prepayment Event.

6.2	Prepayments.

6.2. l Voluntary Pre pa yments. The Loans, or any of them, may be prepaid, in whole or in part at any time and from time to time without premium or penalty.

6.2.2	Mandatory Pre payments.

(a)  The Borrower shall make a prepayment of the Loan until paid in full upon the occurrence of any of the following (each a "Mandatory Pre payment Event") at the following times and in the following amounts (such applicable amounts being referred to as "Designated Proceeds"):

(i)	Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any Asset Disposition with proceeds exceeding $50,000 in any calendar year, in an amount equal to 100% of such Net Cash Proceeds.
(ii)	Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of Capital Securities of any Loan Party (excluding (x) any issuance of Capital Securities pursuant to any employee or director option program, benefit plan or compensation program, and (y) any issuance by a Subsidiary to the Borrower or another Subsidiary), in an amount equal to 100% of such Net Cash Proceeds.
(iii)	Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of any Debt of any Loan Party (excluding Debt permitted by Section I I. 1), in an amount equal to 100% of such Net Cash Proceeds.

(b)  If on any day on which the Revolving Commitment is reduced pursuant to Section 6.1. the Revolving Outstandings exceeds the Revolving Commitment, the Borrower shall within one Business Day prepay Revolving Loans in an amount sufficient to eliminate such excess.

6.3  Manner of Prepa yments. Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4.

SECTION 7 MAKING OF PAYMENTS; SETOFF; TAXES.

7.1  Making of Payments. Except as otherwise provided in any other agreements entered into between the Lender and the Borrower from time to time, all payments of principal or interest on the Notes, and of all fees, shall be made by the Borrower to the Lender in immediately available funds at the office specified by the Lender not later than noon, Muncie, Indiana time, on the date due; and funds received after that hour shall be deemed to have been received by the Lender on the following Business

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Day. All payments under Section 8.1 shall be made by the Borrower directly to the Lender entitled thereto without setoff, counterclaim or other defense.

7.2  Application of Certain Payments. So long as no Unmatured Event of Default or Event of Default has occurred and is continuing, (a) payments matching specific scheduled payments then due shall be applied to those scheduled payments and (b) voluntary and mandatory prepayments shall be applied as set forth in Sections 6.2 and 6.3. After the occurrence and during the continuance of an Unmatured Event of Default or Event of Default, all amounts collected or received by the Lender as proceeds from the sale of, or other realization upon, all or any part of the Collateral shall be applied as the Lender shall determine in its discretion.

7.3  Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a LIBOR Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

7.4  Setoff. The Borrower, for itself and each other Loan Party, that the Lender has all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Borrower agrees that at any time any Event of Default exists, the Lender may apply to the payment of any Obligations of the Borrower, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter with the Lender.

7.5	Taxes.

(a)  All payments made by the Borrower hereunder or under any Loan Documents shall be made without setoff, counterclaim, or other defense. To the extent permitted by applicable law, all payments hereunder or under the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any person shall be made by the Borrower free and clear of and without deduction or withholding for, or account of, any Taxes now or hereinafter imposed by any taxing authority.

(b)  If the Borrower makes any payment hereunder or under any Loan Document in respect of which it is required by applicable law to deduct or withhold any Taxes, the Borrower shall increase the payment hereunder or under any such Loan Document such that after the reduction for the amount of Taxes withheld (and any taxes withheld or imposed with respect to the additional payments required under this Section 7.5(b)), the amount paid to the Lender equals the amount that was payable hereunder or under any such Loan Document without regard to this Section 7.5{b). To the extent the Borrower withholds any Taxes on payments hereunder or under any Loan Document, the Borrower shall pay the full amount deducted to the relevant taxing authority within the time allowed for payment under applicable law and shall deliver to the Lender within 30 days after it has made payment to such authority a receipt issued by such authority (or other evidence satisfactory to the Lender) evidencing the payment of all amounts so required to be deducted or withheld from such payment.

(c)  If the Lender is required by law to make any payments of any Taxes on or in relation to any amounts received or receivable hereunder or under any other Loan Document, or any Tax is assessed against the Lender with respect to amounts received or receivable hereunder or under any other Loan Document, the Lender shall deliver a

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certificate to the Borrower detailing such taxes and the Borrower will indemnify the Lender against (i) such Tax (and any reasonable counsel fees and expenses associated with such Tax), and (ii) any taxes imposed as a result of the receipt of the payment under this Section 7.S(c). A certificate prepared in good faith as to the detail and amount of such payment by the Lender shall, absent manifest error, be final, conclusive, and binding on all parties.

SECTION 8 INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS.

8.1  Increased Costs. (a) If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBOR Rate pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Lender; or (ii) shall impose on the Lender any other condition affecting its LIBOR Loans, its Note or its obligation to make LIBOR Loans; and the result of anything described in clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) the Lender (or any LIBOR Office of the Lender) of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by the Lender (or its LIBOR Office) under this Agreement or under its Note with respect thereto, then upon written demand by the Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished by the Lender), the Borrower shall pay directly to the Lender such additional amount as will compensate the Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is 180 days prior to the date on which the Lender first made demand therefor.

(b) If the Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by the Lender or any Person controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's or such controlling Person's capital as a consequence of the Lender's obligations hereunder to a level below that which the Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration the Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by the Lender or such controlling Person to be material, then from time to time, upon written demand by the Lender (which demand shall be accompanied by a written statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished by the Lender), the Borrower shall pay to the Lender such additional amount as will compensate the Lender or such controlling Person for such reduction so long as such amounts have accrued on or after the day which is 180 days prior to the date on which the Lender first made demand therefor.

8.2	Basis for Determining Interest Rate Inadequate or Unfair. If:

(a)  the Lender reasonably determines (which determination shall be binding and conclusive on the Borrower) that by reason of circumstances affecting the interbank

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LIBOR market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or

(b)  the Lender determines that the LIBOR Rate will not adequately and fairly reflect the cost to the Lender of maintaining or funding LIBOR Loans for such Interest Period (taking into account any amount to which the Lender may be entitled under Section 8.1) or that the making or funding of LIBOR Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of the Lender materially affects such Loans;

then the Lender shall promptly notify in writing the Borrower thereof and, so long as such circumstances shall continue, any Loan accruing interest based on the LIBOR Rate shall be converted to a Loan accruing interest based on the Prime Rate plus the Applicable Margin.

8.3  Changes in Law Rendering LIBOR Loans Unlawful. If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of the Lender cause a substantial question as to whether it is) unlawful for the Lender to make, maintain or fund LIBOR Loans, then the Lender shall promptly notify in writing the Borrower and, so long as such circumstances shall continue, (a) the Lender shall have no obligation to make a LIBOR Loan and (b) on the last day of the current Interest Period for each LIBOR Loan of the Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such LIBOR Loan shall, unless then repaid in full, automatically convert any Loan accruing interest based on the LIBOR Rate to a Loan accruing interest based on the Prime Rate plus the Applicable Margin.

8.4  Funding Losses. The Borrower hereby agrees that upon demand by the Lender (which demand shall be accompanied by a written statement setting forth the basis for the amount being claimed, a copy of which shall be furnished by the Lender), the Borrower will indemnify the Lender against any net loss or expense which the Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain any LIBOR Loan), as reasonably determined by the Lender, as a result of (a) any payment, prepayment or conversion by the Borrower of any LIBOR Loan of the Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of the Borrower to borrow, convert or continue any Loan on a date specified therefor in a notice of borrowing, conversion or continuation pursuant to this Agreement.

8.5  Right of Lender to Fund through Other Offices. The Lender may, if it so elects, fulfill its commitment as to any LIBOR Loan by causing a foreign branch or Affiliate of the Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by the Lender and the obligation of the Borrower to repay such Loan shall nevertheless be to the Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

8.6  Discretion of Lender as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, the Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any reasonable manner, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if the Lender had actually funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits

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having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

SECTION 9 REPRESENTATIONS AND WARRANTIES.

To induce the Lender to enter into this Agreement and to induce the Lender to make Loans hereunder, the Borrower represents and warrants to the Lender that:

9.1  Organization. Each Loan Party is validly existing under the laws of its jurisdiction of organization; and each Loan Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

9.2  Authorization ; No Conflict. Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, the Borrower is duly authorized to borrow monies hereunder and each Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the borrowings by the Borrower hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision oflaw, (ii) the charter, by-laws or other organizational documents of any Loan Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party (other than Liens in favor of the Lender created pursuant to the Collateral Documents).

9.3  Validity and Binding Nature. This Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

9.4  Financial Condition. The audited consolidated financial statements of the Borrower as at October 31, 2011, copies of which have been delivered to the Lender, were prepared in accordance with GAAP and present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

9.5  No Material Adverse Change. Since October 31, 2011, there has been no material adverse change in the financial condition, operations, business or assets (taken as a whole) of the Loan Parties.

9.6  Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the Borrower's knowledge, threatened against any Loan Party which might reasonably be expected to have a Material Adverse Effect.

9.7  Ownership of Properties: Liens. Each Loan Party owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 11.2.

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9.8  Equity Ownership; Subsidiaries. All issued and outstanding Capital Securities of each Loan Party are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of the Lender, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. All of the issued and outstanding Capital Securities of each Wholly-Owned Subsidiary is, directly or indirectly, owned by the Borrower. As of the Closing Date, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of any Loan Party.

9.9  Pension Plans. (a) The Unfunded Liability of all Pension Plans does not in the aggregate exceed twenty percent of the Total Plan Liability for all such Pension Plans. Each Pension Plan complies in all material respects with all applicable requirements of law and regulations. No contribution failure under Section 412 of the Code, Section 302 of BRISA or the terms of any Pension Plan has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under Section 302(f) of ERISA, or otherwise to have a Material Adverse Effect. There are no pending or, to the knowledge of Borrower, threatened, claims, actions, investigations or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or Borrower or other any member of the Controlled Group with respect to a Pension Plan or a Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of BRISA) in connection with any Pension Plan or Multiemployer Pension Plan which would subject that Person to any material liability. Within the past five years, neither the Borrower nor any other member of the Controlled Group has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group, which could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan, which could reasonably be expected to have a Material Adverse Effect.

(b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Borrower or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Borrower nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan; and neither the Borrower nor any other member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

9.10  Investment Borrower Act. No Loan Party is an "investment company" or a company "controlled" by an "investment company" or a "subsidiary" of an "investment company," within the meaning of the Investment Borrower Act of 1940.

9.11  Regulation U. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

9.12  Taxes. Each Loan Party has timely filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges due and payable with respect to such return, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set

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aside on its books. The Loan Parties have made adequate reserves on their books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable. No Loan Party has participated in any transaction that relates to a year of the taxpayer (which is still open under the applicable statute of limitations) which is a "reportable transaction" within the meaning of Treasury Regulation Section l.6011-4(b)(2) (irrespective of the date when the transaction was entered into).

9.13  Solvency. etc. On the Closing Date, and immediately prior to and after giving effect to each borrowing hereunder and the use of the proceeds thereof, with respect to each Loan Party, individually, (a) the fair value of its assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated in accordance with GAAP, (b) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured , (c) it is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (e) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

9.14  Environmental Matters. The on-going operations of each Loan Party comply in all material respects with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable law) reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Each Loan Party has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations and other approvals required under any Environmental Law and required for their respective ordinary course operations, and for their reasonably anticipated future operations, and each Loan Party is in compliance with all terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to any Loan Party and could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party or any of its properties or operations is subject to, or reasonably anticipates the issuance of, any written order from or agreement with any Federal, state or local governmental authority, nor subject to any judicial or docketed administrative or other proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance which could reasonably be expected to have a Material Adverse Effect. There are no Hazardous Substances or other conditions or circumstances existing with respect to any property, arising from operations prior to the Closing Date, or relating to any waste disposal, of any Loan Party that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that at any time have released, leaked, disposed of or otherwise discharged Hazardous Substances.

9.15  Insurance. Set forth on Schedule 9.15 is a complete and accurate list of the property and casualty insurance program of the Loan Parties as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving any Loan Party). Each Loan Party and its properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Parties operate.

9.16  Real Property. Set forth on Schedule 9.16 is a complete and accurate list, as of the Closing Date, of the address of all real property owned or leased by any Loan Party, including the

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Premises (collectively, the "Real Property"), together with, in the case of leased property, the name and mailing address of the lessor of such property.

9.17  Information. All information heretofore or contemporaneously herewith furnished in writing by any Loan Party to the Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, true and accurate in every material respect on the date as of which such informat ion is dated or certified, and none of such information is incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Lender that any projections and forecasts provided by the Borrower are based on good faith estimates and assumptions believed by the Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

9.18  Intellectual Propertv. Each Loan Party owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights (collectively, "Intellectual Property") as are necessary for the conduct of the businesses of the Loan Parties, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 9.18 is a complete and accurate list, as of the Closing Date, of all registered Intellectual Property owned by the Loan Parties.

9.19  Burdensome Obligations. No Loan Party is a party to any agreement or contract or subject to any restriction contained in its organizational documents which could reasonably be expected to have a Material Adverse Effect.

9.20  Labor Matters. No Loan Party is subject to any collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Loan Parties are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

9.21  No Default. No Event of Default or Unrnatured Event of Default exists or would result from the incurrence by any Loan Party of any Debt hereunder or under any other Loan Document.

SECTION 10 AFFIRMATIVE COVENANTS.

Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full, the Borrower agrees that, unless at any time the Lender shall otherwise expressly consent in writing, it will:

10.1	Reports, Certificates and Other Information. Furnish to the Lender:

10.1.1  Annual Report. As soon as practicable and in any event within 90 days after the close of each Fiscal Year commencing with Fiscal Year 2012, consolidated balance sheets and statements of income, earnings, cash flows and expenses of the Borrower and its Subsidiaries as at the end of such Fiscal Year, audited by independent auditors and prepared in accordance with GAAP, on a basis consistent with prior practice unless specifically noted thereon, by Certified Public Accountants of recognized standing selected by the Borrower and reasonably acceptable to the Lender.

10.1.2  Interim Reports. Promptly when available and in any event within 30 days after the end of each Fiscal Quarter, consolidated balance sheet of the Borrower and its

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Subsidiaries as of the end of such Fiscal Quarter, together with consolidated statement of income, earnings, cash flows and expenses for such preceding Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, and certified by a Senior Officer of the Borrower.

10.1.3  Acquisition Reports. As soon as practicable and in any event prior to any business acquisition, consolidated balance sheet of the Borrower, its Subsidiaries and the targeted acquisition company, together with consolidated statement of income, earnings , cash flows and expenses, for the immediately preceding 12-month period, and certified by a Senior Officer of the Borrower, demonstrating the consolidated company's ability to meet the :financial covenants set forth by Lender.

10.1.4  Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual financial statements pursuant to Section 10.1.1 and promptly when available and in any event within 30 days after the end of each quarterly period for the first three Fiscal Quarters of each year, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such monthly period and signed by a Senior Officer of the Borrower, containing (i) a computation of each of the financial ratios and restrictions set forth in Section 11.14 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and (ii) a written statement of the Borrower 's management setting forth a discussion of the Borrower's financial condition, changes in financial condition and results of operations.

10.1.5  Notice of Default, Litigation and ERISA Matters. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Borrower or the Subsidiary affected thereby with respect thereto:

(a)	the occurrence of an Event of Default or an Unmatured Event of Default;

(b)  any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrower to the Lender which has been instituted or, to the knowledge of the Borrower, is threatened against any Loan Party or to which any of the properties of any thereof is subject which might reasonably be expected to have a Material Adverse Effect;

(c)  any cancellation or material change in any insurance maintained by any Loan Party; or

(d)  any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect.

10.1.6  Other Information. Promptly from time to time, such other information concerning the Loan Parties as the Lender may reasonably request.

10.2  Books, Records and Inspections. Keep, and cause each other Loan Party to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each other Loan Party to permit, the Lender or any representative thereof to inspect the properties and operations of the Loan Parties; and

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permit, and cause each other Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), the Lender or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Borrower hereby authorizes such independent auditors to discuss such financial matters with the Lender or any representative thereof), and to examine (and, at the expense of the Loan Parties, photocopy extracts from) any of its books or other records; and permit, and cause each other Loan Party to permit, the Lender and its representatives to inspect the Inventory and other tangible assets of the Loan Parties, to perform appraisals of the equipment of the Loan Parties, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any other collateral. All such inspections or audits by the Lender shall be at the Borrower's expense, provided that so long as no Event of Default or Unmatured Event of Default exists, the Borrower shall not be required to reimburse the Lender for inspections or audits more frequently than once each Fiscal Year.

10.3  Maintenance of Property; Insurance. (a) Keep, and cause each other Loan Party to keep, all property necessary in the business of the Loan Parties in such order and condition as it is on the date hereof, ordinary wear and tear and insured casualty loss excepted.

(b)  Maintain, and cause each other Loan Party to maintain, with responsible insurance companies, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, but which shall insure against all risks and liabilities of the type identified on Schedule 9.15 and shall have insured amounts not materially less than, and deductibles not materially higher than, those set forth on such schedule; and, upon request of the Lender, furnish to the Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties. The Borrower shall cause each issuer of an insurance policy to provide the Lender with an endorsement (i) showing the Lender as loss payee with respect to each policy of property or casualty insurance and naming the Lender as an additional insured with respect to each policy of liability insurance, (ii) providing that 30 days' notice will be given to the Lender prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Lender. Upon request of the Lender, the Borrower shall execute and deliver to the Lender a collateral assignment, in form and substance satisfactory to the Lender, of each business interruption insurance policy maintained by the Borrower.

(c)  UNLESS THE BORROWER PROVIDES THE LENDER WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE LENDER MAY PURCHASE INSURANCE AT THE BORROWER'S EXPENSE TO PROTECT THE LENDER AND THE LENDER'S INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT ANY LOAN PARTY'S INTERESTS. THE COVERAGE THAT THE LENDER PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST ANY LOAN PARTY IN CONNECTION WITH THE COLLATERAL. THE BORROWER MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE LENDER, BUT ONLY AFTER PROVIDING THE LENDER WITH EVIDENCE THAT THE COMPANY HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE LENDER PURCHASES INSURANCE FOR THE COLLATERAL, THE BORROWER WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE

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PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE LOAN PARTIES MAY BE ABLE TO OBTAIN ON THEIR OWN.

10.4  Compliance with Laws: Payment of Taxes and Liabilities. (a) Comply, and cause each other Loan Party to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a) above, ensure, and cause each other Loan Party to ensure, that no person who owns a controlling interest in or otherwise controls a Loan Party is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section l(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, (c) without limiting clause (a) above, comply, and cause each other Loan Party to comply, with all applicable Bank Secrecy Act ("BSA") and anti money laundering laws and regulations and (d) pay, and cause each other Loan Party to pay, prior to delinquency, all taxes and other governmental charges against it or any collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require any Loan Party to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any collateral, such contest proceedings shall stay the foreclosure of such Lien or the sale of any portion of the collateral to satisfy such claim.

10.5  Maintenance of Existence. etc. Maintain and preserve, and (subject to Section 11.5) cause each other Loan Party to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect).

10.6  Use of Proceeds. Use the proceeds of the Loans solely for working capital purposes, for Capital Expenditures, for other general business purposes, to repay existing indebtedness and pay transaction related expenses; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

10.7	Employee Benefit Plans.

(a)  Maintain, and cause each other member of the Controlled Group to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

(b)  Make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan.

(c)  Not, and not permit any other member of the Controlled Group to (i) seek a waiver of the minimum funding standards of BRISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (iii) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer,

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any Pension Plan, unless the actions or events described in clauses (i), (ii) and (iii) individually or in the aggregate would not have a Material Adverse Effect.

10.8  Environmental Matters. If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any Loan Party, the Borrower shall, or shall cause the applicable Loan Party to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each other Loan Party to, comply with any Federal or state judicial or administrative order requiring the performance at any real property of any Loan Party of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, the Borrower shall, and shall cause its Subsidiaries to, dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

10.9  Further Assurances. Take, and cause each other Loan Party to take, such actions as are necessary or as the Lender may reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan Documents are secured by substantially all of the assets of the Borrower and each domestic Subsidiary and guaranteed by each domestic Subsidiary (including, upon the acquisition or creation thereof, any Subsidiary acquired or created after the Closing Date), in each case as the Lender may determine, including (a) the execution and delivery of guaranties, security agreements , pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing and (b) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession.

10.10	Financial Covenants.

10.10.1  Tangible Net Worth. Maintain at all time Tangible Net Worth in excess of Five Million and No/100 Dollars ($5,000,000.00) commencing as of December 31, 2012.

10.10.2  Fixed Charge Coverage Ratio. Maintain the Fixed Charge Coverage Ratio, measured as of the last day of any Computation Period and measured on a rolling four consecutive fiscal quarter basis, of not less that 1.25 to 1.0 commencing as of December 31, 2012.

10.10.3  Minimum Working Capital. Maintain at all times Working Capital in excess of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) commencing as of December 31, 2012.

10.11  Additional Actions. Take, and cause each other Loan Party to take, such actions as are necessary or as the Lender may reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan Documents are secured by substantially all of the assets of the Borrower and each domestic Subsidiary and guaranteed by each domestic Subsidiary (including, upon the acquisition or creation thereof, any Subsidiary acquired or created after the Closing Date), in each case as the Lender may determine, including (a) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing and (b) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession.

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10.12  Deposit Accounts/Cash Management Services. Unless the Lender otheiwise consents in writing, in order to facilitate the Lender's maintenance and monitoring of its security interests in the Collateral, while this Agreement is in effect, maintain all of its deposit accounts and treasury management services with the Lender.

SECTION 11 NEGATIVE COVENANTS

Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full, the Borrower agrees that it will, unless at any time and for the particular time indicated the Lender consents in writing:

11.1  Debt. Not, and not permit any other Loan Party to, create, incur, assume or suffer to exist any Debt, except:

(a)	Obligations under this Agreement and the other Loan Documents;

(b)  Debt secured by Liens permitted by Section 1l. 2(d), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $50,000;

(c)  Hedging Obligations incurred in favor of the Lender or an Affiliate thereof for bona fide hedging purposes and not for speculation;

(d)  Debt described on Schedule 11.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

(e)  the Debt to be Repaid (so long as such Debt is repaid on the Closing Date with the proceeds of the initial Loans hereunder); and

(f)  up to the amount of acquired debt equal to $50,000 assumed in Acquisitions permitted under Section 11.5.

11.2  Liens. Not, and not permit any other Loan Party to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a)  Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

(b)  Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under BRISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

(c)	Liens described on Schedule 11.2 as of the Closing Date;
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(d)  subject to the limitation set forth in Section 11.1(b), (i) Liens ansmg in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by any Loan Party (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, providedthat any such Lien attaches to such property within 20 days of the acquisition thereof and attaches solely to the property so acquired;

(e)  attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $50,000 arising in connection with court proceedings. provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(f)  easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Loan Party;

(g)	Liens arising under the Loan Documents and the Subordinated Debt Documents;

and

(h)  the replacement, extension or renewal of any Lien permitted by clause (c) above upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof).

11.3  Ope rating Leases. Not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by the Loan Parties (on a consolidated basis) to exceed

$50,000 in any Fiscal Year, excluding rental payments due under leases or occupancy agreements associated with the Real Property.

11.4  Restricted Payments. Not, and not permit any other Loan Party to, (a) purchase or redeem any of its Capital Securities, (b) pay any management fees or similar fees to any of its equityholders or any Affiliate thereof, or (c) set aside funds for any of the foregoing. So long as no Event of Default or Unmatured Event of Default exists or would result therefrom, Borrower may pay dividends or make other distributions to the holders of its Capital Securities.

11.5  Mergers. Consolidations. Sales. Not, and not permit any othe.r Loan Party to, (a) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person involving total consideration in excess of $50,000 and provided such acquired Person is in substantially the same line of business as the Borrower, (b) sell, transfer, convey or lease all or any substantial part of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary) except for sales of inventory in the ordinary course of business, or (c) sell or assign with or without recourse any receivables, except for (i) any merger, consolidation, sale, transfer, conveyance, lease or assignment of or by, any Wholly-Owned Subsidiary into the Borrower or into any other domestic Wholly-Owned Subsidiary; (ii) any such purchase or other acquisition by the Borrower or any domestic Wholly-Owned Subsidiary of the assets or Capital Securities of any Wholly-Owned Subsidiary; or (iii) sales and dispositions of assets (including the Capital Securities of Subsidiaries) for at least fair market value (as determined by the Board of Managers of the Borrower) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed 10% of the net book value of the consolidated assets of the Loan Parties as of the last day of the preceding Fiscal Year.

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11.6  Modification of Organizational Documents. Not pennit the organizational documents of any Loan Party to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Lender; not change, or allow any Loan Party to change, its state of fonnation or its organizational form.

11.7  Transactions with Affiliates. Not, and not pennit any other Loan Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Loan Parties) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

11.8  Unconditional Purchase Obligations. Not, and not permit any other Loan Party to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

11.9  Inconsistent Agreements. Not, and not permit any other Loan Party to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Borrower hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party from granting to the Lender, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Borrower or any other Subsidiary, or pay any Debt owed to the Borrower or any other Subsidiary, (ii) make loans or advances to any Loan Party or (iii) transfer any of its assets or properties to any Loan Party, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and

(C) customary provisions in leases and other contracts restricting the assignment thereof.

11.10  Business Activities: Issuance of Equity. Not, and not permit any other Loan Party to, (a) engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto, or (b) issue any Capital Securities resulting in a Change in Control and except for (i) any issuance of Capital Securities pursuant to any employee, manager or director option program, benefit plan or compensation program, or (ii) any issuance by a Subsidiary to the Borrower or another Subsidiary in accordance with Section 11.4.

11.11  Investments. Not, and not permit any other Loan Party to, make or pennit to exist any Investment in any other Person, except the following:

(a)  contributions by the Borrower to the capital of any Wholly-Owned Subsidiary, or by any Subsidiary to the capital of any other domestic Wholly-Owned Subsidiary, so long as the recipient of any such capital contribution has guaranteed the Obligations and such guaranty is secured by a pledge of all of its Capital Securities and substantially all of its real and personal property, in each case in accordance with Section 11.1O;

(b)	Investments constituting Debt permitted by Section 11.1;

(c)  Contingent Liabilities constituting Debt permitted by Section 11.1 or Liens pennitted by Section 11.2;

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(d)	Cash Equivalent Investments;

(e)  Bank deposits in the ordinary course of business, provided that the aggregate amount of all such deposits (excluding (i) accounts maintained by the Borrower which are being transitioned to the Lender and which deposits are promptly transferred to the accounts maintained with the lender (ii) amounts in payroll account or (iii) for accounts payable, in each case to the extent that checks have been issued to third parties) which are maintained with any bank other than the Lender shall not at any time exceed $75,000.00; and

(f)  Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors.

provided that (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b), or (c), shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

11.12	Fiscal Year. Not change its Fiscal Year.

11.13  Cancellation of Debt. Not, and not permit any other Loan Party to, cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business, and except for the cancellation of debts or claims not to exceed $50,000 in any Fiscal Year. ·

SECTION 12 EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

The obligation of the Lender to make the Loans is subject to the following conditions precedent:

12.1  Initial Credit Extension. The obligation of the Lender to make the initial Loans is, in addition to the conditions precedent specified in Section 12.2, subject to the conditions precedent that (a) all Debt to be Repaid has been (or concurrently with the initial borrowing will be) paid in full, and that all agreements and instruments governing the Debt to be Repaid and that all Liens securing such Debt to be Repaid have been (or concurrently with the initial borrowing will be) terminated and (b) the Lender shall have received all of the following, each duly executed (if applicable) and dated the Closing Date (or such earlier date as shall be satisfactory to the Lender), in form and substance satisfactory to the Lender (and the date on which all such conditions precedent have been satisfied or waived in writing by the Lender is called the "Closing Date"):

12.1.1	Notes. A Note evidencing each of the Revolving Loan.

12.1.2  Authorization Documents. For each Loan Party, such Person's (a) charter (or similar formation document), certified by the appropriate governmental authority;

(b) good standing or existence certificates in its state of organization (or formation) and in each other state requested by the Lender; (c) bylaws (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing such Person's execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (e) signature and incumbency certificates of its officers, managers or other representatives executing any of the Loan Documents (it being understood that the Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

28

12.1.3  Consents. etc. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Loan Parties of the documents referred to in this Section 12.

12.1.4  Letter of Direction. A letter of direction containing funds flow information with respect to the proceeds of the Loans on the Closing Date.

12.1.5  Security Agreement. A counterpart of the Security Agreement and Perfection Certificate executed by the Borrower, together with all instruments, transfer powers and other items required to be delivered in connection therewith.

12.1.6  Opinion of Counsel. Opinion of counsel for Borrower as reasonably requested by the Lender.

12.1.7  Insurance. Evidence of the existence of insurance required to be maintained pursuant to Section 10.3 (b), together with evidence that the Lender has been named as a lender's loss payee and an additional insured on all related insurance policies.

12.1.8  Payment of Fees. Evidence of payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with all Attorney Costs of the Lender to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Lender's reasonable estimate of Attorney Costs incurred or to be incurred by the Lender through the closing proceedings ( provided that such estimate shall not thereafter preclude final settling of accounts between the Borrower and the Lender).

12.1.9  Search Results: Lien Terminations. Certified copies of Uniform Commercial Code search reports dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Loan Party (under their present names and any previous names) as debtors, together with (a) copies of such financing statements, (b) payoff letters evidencing repayment in full of all Debt to be Repaid, the termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with Uniform Commercial Code or other appropriate termination statements and documents effective to evidence the foregoing (other than Liens permitted by Section 11.2) and (c) such other Uniform Commercial Code termination statements as the Lender may reasonably request.

12.1.10  Filings, Registrations and Recordings. The Lender shall have received each document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by the Lender to be filed, registered or recorded in order to create in favor of the Lender, a perfected Lien on the collateral described therein, prior to any other Liens (subject only to Liens permitted pursuant to Section 11.2), in proper form for filing, registration or recording.

12.1.11  Compliance Certificate. A Compliance Certificate (only regarding Borrower's compliance with the financial covenants as set forth in Subsections 11.14) dated as of the Closing Date.

 12.1.12 Other. Such other documents as the Lender may reasonably request.

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12.2  Conditions. The obligation of the Lender to make each Loan is subject to the following further conditions precedent that:

12.2.1  Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing, the following statements shall be true and correct:

(a)  the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

(b)  no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

12.2.2  Confirmato ry Certificate. If requested by the Lender, the Lender shall have received a certificate dated the date of such requested Loan and signed by a duly authorized representative of the Borrower as to the matters set out in Section 12.2.1 (it being understood that each request by the Borrower for the making of a Loan shall be deemed to constitute a representation and warranty by the Borrower that the conditions precedent set forth in Section 12.2.1 will be satisfied at the time of the making of such Loan, together with such other documents as the Lender may reasonably request in support thereof.

SECTION 13 EVENTS OF DEFAULT AND THEIR EFFECT.

13.1  Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

13.1.1  Non-Payment of the Loans, etc. Default in the payment within ten (10) days of when due of the principal of any Loan or in the payment when due of any interest , fee, reimbursement obligation with respect to any other amount payable by the Borrower hereunder or under any other Loan Document.

13.1.2  Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of any Loan Party in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $20,000 and such default shall (a) consist of the failure to pay such Debt when due, subject to any applicable cure or grace periods, whether by acceleration or otherwise, and (b) cause the acceleration of the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require any Loan Party to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity.

13.1.3  Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Loan Party with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

13.1.4  Bankruptcy, Insolvency, etc. Any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become

30

due; or any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Loan Party or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Loan Party or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party, and if such case or proceeding is not commenced by such Loan Party, it is consented to or acquiesced in by such Loan Party, or remains for 60 days undismissed; or any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing.

13.1.5  Non-Compliance with Loan Documents. (a) Failure by any Loan Party to comply with or to perform any covenant set forth in Sections 10.1.5, 10.3(b) or 10.5 or Section 11; or (b) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 13) and continuance of such failure described in this clause

® for 30 days.

13.1.6  Representations: Warranties. Any representation or warranty made by any Loan Party herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to the Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

13.1.7  Pension Plans. (a) Any Person institutes steps to Terminate a Pension Plan if as a result of such termination the Borrower or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $250,000.00; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

(c)  the Unfunded Liability exceeds twenty percent of the Total Plan Liability, or (d) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Borrower or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds

$250,000.00.

13.1.8  Judgments. Final judgments which exceed an aggregate of$20,000 shall be rendered against any Loan Party and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 60 days after entry or filing of such judgments.

13.1.9  Invalidity of Collateral Documents, etc. Through no fault of the Lender, any Collateral Document shall cease to be in full force and effect; or any Loan Party (or any Person by, through or on behalf of any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

13.1.10 Change of Control. A Change of Control shall occur.

13.1.11  Material Adverse Effect. The occurrence of any event having a Material Adverse Effect not otherwise addressed in this Agreement or the Loan Documents.

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13.2  Effect of Event of Default. If any Event of Default described in Section 13.1.4 shall occur in respect of the Borrower, the Commitments shall immediately terminate and the Loans and all other Obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Lender may declare the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and all other Obligations hereunder to be immediately due and payable (in whole or in part, as applicable), all without presentment, demand, protest or notice of any kind. The Lender shall promptly advise the Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration.

SECTION 14 [RESERVED].

SECTION 15 GENERAL.

15.1  Waiver: Amendments. No delay on the part of the Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Lender, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

15.2  Notices. Except as otherwise provided herein, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown below or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent provided a confirmation of such transmission exists; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Section 2.2, the Lender shall be entitled to rely on telephonic instructions from any person that the Lender in good faith believes is an authorized officer or employee of the Borrower, and the Borrower shall hold the Lender harmless from any loss, cost or expense resulting from any such reliance.

Lender:	First Merchants Bank, National Association
200 East Jackson Street
Muncie, Indiana 47305
Attn: W. Scott McKee, Vice President
Fax: 765.282.6304

With a copy
(which shall not constitute notice to:	Krieg DeVault LLP
12800 North Meridian Street
Suite 300
Carmel, Indiana 46032
Attn: Bradley S. Fuson, Esq.
Fax: 317.636.1507

Borrower:	International Baler Corporation
5400 Rio Grande Avenue
Jacksonville, Florida 32254
Attn: Roger Griffin

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15.3  Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Borrower notifies the Lender that the Borrower wishes to amend any covenant in Sections 10 or 11.14 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant, then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to the Borrower.

15.4  Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable out- of-pocket costs and expenses of the Lender (including Attorney Costs and any Taxes) in connection with the preparation, execution, delivery and administration (including perfection and protection of any Collateral) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby shall be consummated, and all reasonable out-of-pocket costs and expenses (including Attorney Costs and any Taxes) incurred by the Lender after an Event of Default in connection with the collection of the Obligations or the enforcement of this Agreement the other Loan Documents or any such other documents or during any workout, restructuring or negotiations in respect thereof. In addition, the Borrower agrees to pay, and to save the Lender harmless from all liability for, any fees of the Borrower's auditors in connection with any reasonable exercise by the Lender of its rights pursuant to Section 10.2. All Obligations provided for in this Section 15.4 shall survive repayment of the Loans, cancellation of the Notes and termination of this Agreement.

15.5  Participations. The Lender may at any time sell to one or more Persons participating interests in its Loans, Commitments or other interests hereunder (any such Person, a "Participant"). In the event of a sale by the Lender of a participating interest to a Participant, (a) the Lender's obligations hereunder shall remain unchanged for all purposes, (b) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations hereunder, and (c) all amounts payable by the Borrower shall be determined as if the Lender had not sold such participation and shall be paid directly to the Lender. The Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be

33

deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as the Lender under this Agreement.

15.6  GOVERNING LAW. THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF INDIANA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

15.7  Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as. to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Borrower and rights of the Lender expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

15.8  Nature of Remedies. All Obligations of the Borrower and rights of the Lender expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

15.9  Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by the Borrower of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Lender.

15.10  Counte rparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lender shall deemed to be originals.

15.11  Successors and Assi tms. This Agreement shall be binding upon the Borrower, the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lender and the successors and assigns of the Lender. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. The Borrower may not assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of the Lender.

15.12  Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

15.13  Customer Identification - USA Patriot Act Notice. The Lender hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the "Act"), it is required to obtain, verify and record information that identifies the

34

Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow the Lender to identify the Loan Parties in accordance with the Act.

15.14  INDEMNIFICATION BY THE BORROWER. IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE LENDER AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, THE BORROWER HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD THE LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, REPRESENTATIVES AND AGENTS OF THE LENDER (EACH A "LENDER PARTY") FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY COSTS (AS SUCH TERM IS DEFINED IN THIS AGREEMENT) (COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"), INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL SECURITIES, PURCHASE OF ASSETS OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, THE BORROWER HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 15.14 SHALL SURVIVE REPAYMENT OF THE LOANS, CANCELLATION OF THE NOTES, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.

15.15  Nonliabilitv of Lender. The relationship between the Borrower on the one hand and the Lender on the other hand shall be solely that of borrower and lender. The Lender has no fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. The Lender undertakes no responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party's business or operations. The Borrower agrees, on behalf of itself and each other Loan Party, that the Lender shall have no liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the

35

gross negligence or willful misconduct of the party from which recovery is sought. NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES, AND THE BORROWER ON BEHALF OF ITSELF AND EACH OTHER LOAN PARTY, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). The Borrower

acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby with the Lender or among the Loan Parties and the Lender.

15.16  FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF INDIANA OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF INDIANA; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF INDIANA AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF INDIANA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF INDIANA. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BYLAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

15.17  WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR .AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[signature page follows]

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The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers or other representatives as of the date first set forth above.

INTERNATIONAL BALER CORPORATION

By: /s/ David R. Griffin
David R. Griffin,, Chief Executive Officer

By: /s/ William E. Nielsen
William E. Nielsen, Chief Financial Officer

FIRST MERCHANTS BANK, N.A.

By: W. Scott Mckee
W. Scott McKee, Vice President

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Schedule 9.15

Insurance

International Baler Corp.

Insurance Summary

Policy Period for all:	4-1-12 to 3-31-13
Workers Compensation
carrier:	Amerisure
Annual Premium:	$79,055 + 17,000 est. 96,055
General Liability/Products Liability ·
carrier:	XL America, Indian harbor
Annual Premium:	$486,400
Policy Limit:	$3,000,000 General Aggregate
$3,000,000 Products Aggregate
$3,000,000 Each Occurrence Limit
Deductible:	$25,000
Umbrella
Carrier:	None
Annual Premium:	0
Deductible:	None
Property Insurance
carrier:	Amerisure
Annual Premium:	$49,186
Deductible:	$2,500
Total Bldgs:	$2,796,300
Total Contents:	$2,006,131
Total BI:	$3,347,500
Business Auto
carrier:	Amerisure
Annual Premium:	$4,013
Policy Limit:	$1,000,000
Deductible:	$500
Inland Marine
carrier:	Amerisure
Annual Premium:	$1,804
Policy Limit:	$225,000
Deductible:	$1,000
International General Liability
Carrier:	Ace American
Annual Premium:	$2,500
Policy Limit:	$1,000,000
Directors and Officers Insurance
carrier:	St. Paul Mercury
Annual Premium:	$11,422
Policy Limit:	$1,000,000
Deductible:
Non SEC:	$50,000
SEC:	$100,000

38

Schedule 9.16

Real Pro perty

5400 Rio Grande Avenue, Jacksonville, FL 32254

5420 Kankakee Blvd, Jacksonville, FL 32254

39

Schedule 9.18

Intellectual Pro per ty

None

40

Schedule 11.1

Existing Debt

None

41

Schedule 11.2

Existing Liens

None

42

Schedule 11.11

Investments

None

43

Schedule 12.1

Debt to be Repaid

Revolving line of credit extended by Center State Bank (which has no outstanding balance)

44

EXHIBIT A

FORM OF REVOLVING NOTE

PROMISSORY NOTE

(Revolving Loan)

$1,650,000.00	Dated as of January 7, 2013
Final Maturity: December 31, 2014

On or before December 31, 2014 ("Final Maturity"), INTERNATIONAL BALER CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of FIRST MERCHANTS BANK, NATIONAL ASSOCIATION (the "Lender") at the offices of the Lender at 200 East Jackson Street, Muncie, Indiana 47305, the principal sum of One Million Six Hundred Fifty and Noll 00 Dollars ($1,650,000.00) or so much of the principal amount of the Revolving Loan represented by this Note as may be disbursed by the Lender under the terms of the Credit Agreement described below, and to pay interest on the unpaid principal balance outstanding from time to time as provided in the Credit Agreement (as hereinafter defined).

This Note evidences indebtedness under a revolving line of credit loan (the "Revolving Loan") incurred or to be incurred by the Borrower under a revolving line of credit extended to the Borrower by the Lender under a certain Credit Agreement dated as of even date herewith, as the same may be amended from time to time (the "Credit Agreement"). All references in this Note to the Credit Agreement shall be construed as references to that Credit Agreement as it has been or may be amended from time to time. The Revolving Loan is referred to in the Credit Agreement as the "Revolving Loan." Subject to the terms and conditions of the Credit Agreement, the proceeds of the Revolving Loan may be advanced and repaid and readvanced until Final Maturity. The principal amount of the Revolving Loan outstanding from time to time shall be determined by reference to the books and records of the Lender on which all advances under the Revolving Loan and all payments by the Borrower on account of the Revolving Loan shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters.

The entire outstanding principal balance of this Note shall be due and payable, together with all accrued but unpaid interest, at Final Maturity. Reference is made to the Credit Agreement for the maximum available principal amount available to Borrower under this Note. Principal may be prepaid in whole or in part at any time and from time to time without premium or penalty as provided in the Credit Agreement.

Reference is made to the Credit Agreement which provides for acceleration of the maturity of this Note upon the happening of any "Event of Default" as defined therein. In addition to the effects of an Event of Default set forth in the Credit Agreement, upon the occurrence and during the continuation of an Event of Default, including, but not limited to, upon maturity of this Note, whether by acceleration or otherwise, the Lender, at its option, may, if permitted under applicable law, do one or both of the following: (i) increase the interest rate under this N0te to the rate that is five percent (5%) above the rate that would otherwise be payable hereunder, and (ii) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided under this Note (including any increased rate) by reference to the Credit Agreement. The interest rate under this Note will not exceed the maximum rate permitted by applicable law under any circumstances.

45

The Borrower and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

The Borrower agrees that the Lender has all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Borrower agrees that at any time any Event of Default exists, the Lender may apply to the payment of any Obligations of the Borrower, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter with the Lender.

All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without offset or other reduction and without relief from valuation and appraisement laws.

The Borrower agrees that the Lender may provide any information the Lender may have about the Borrower or about any matter relating to this Note to any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of this Note. The Borrower agrees that the Lender may at any time sell, assign or transfer one or more interests or participation in all or any part of its rights or obligations in this Note to one or more purchasers whether or not related to the Lender to the extent permitted by the Credit Agreement.

This Note is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that conflicts of law rules (of the State of Indiana or any other jurisdiction) might otherwise require application of the substantive laws of another jurisdiction.

The obligations of the Borrower under this Note shall be absolute and unconditional and shall remain in full force and effect until the entire principal, interest, penalties, premiums and late charges, if any, on this Note and all additional payments, if any, due pursuant to any other Loan Document (as defined in the Credit Agreement) (collectively, the "Obligations") shall have been paid and, until such payment has been made, shall not be discharged, affected, modified or impaired on the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Borrower:

a.  the waiver, compromise, settlement, release, termination or amendment (including, without limitation, any extension or postponement of the time for payment or performance or renewal or refinancing) of any or all of the obligations or agreements of the Borrower under this Note or any other Loan Document;

b.  the failure to give notice the Borrower of the occurrence of a default under the terms and provisions of this Note or any other Loan Document;

c.  the release, substitution or exchange by the holder of this Note of any collateral securing any of the Obligations (the "Collateral") (whether with or without consideration) or the acceptance by the holder of this Note of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of any Collateral;

d.  the release of any person primarily or secondarily liable for all or any part of the Obligations, whether by Lender or any other holder of the Note or in connection with any voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or similar event or proceeding affecting the Borrower or any other person or entity who, or any of whose property, shall at the time in question be obligated in respect of the Obligations or any part thereof; or

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e.  to the extent permitted by law, any other event, occurrence, action or circumstance that would, in the absence of this clause, result in the release or discharge of the Borrower from the performance or observance of any obligation, covenant or agreement contained in this Note.

The obligations of the Borrower to Lender under this Note shall remain in full force and effect (or be reinstated) until the Lender has received payment in full of all Obligations and the expiration of any applicable preference or similar period pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law, or at law or equity, without any claim having been made before the expiration of such period against all or any part of any payment(s) received by Lender.

THE BORROWER AND THE LENDER BY ITS ACCEPTANCE HEREOF EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A. TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO TIDS NOTE, THE CREDIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER OR ANY OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

SMALL BUSINESS JOBS ACT CERTIFICATION: The following information is requested pursuant to Section 4107(d)(2) of the Small Business Jobs Act of 2010. As required by Section 4107(d)(2) of the Small Business Jobs Act of 2010, by signing below, Borrower hereby certifies to Lender that the principals of Borrower and its affiliates have not been convicted of, or pleaded nolo contender to, a sex offense against a minor (as such terms are defined in Section 111 of the Sex Offender Registration and Notification Act (42 U.S.C. 16911)). The term "principals" for the purpose of the Small Business Jobs Act certification is defined as follows: if a sole proprietorship, the proprietor; if a partnership, each managing partner and each partner who is a natural person and holds a 20% or more ownership interest in the partnership; and if a corporation, limited liability company, association or a development company, each director, each of the five most highly compensated executives or officers of the entity, and each natural person who is a direct or indirect holder of 20% or more of the ownership stock or stock equivalent of the entity.

[SIGNATURE PAGE FOLLOWS]

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INTERNATIONAL BALER CORPORATION

By: EXHIBIT - DO NOT EXECUTE
WITNESS:

By:
W. Scott McKee

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EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To First Merchants Bank, National Association:

Please refer to the Credit Agreement dated as of January 7, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") between INTERNATIONAL BALER CORPORATION (the "Borrower") and FffiST MERCHANTS BANK, NATIONAL ASSOCIATION (the

"Lender"). Terms used but not otherwise defined herein are as defined in the Credit Agreement.

I. Reports. Enclosed herewith is a copy of the [annual audited/quarterly] report of the Borrower as at

20  (the "Computation Date"), which report fairly presents in all material respects the financial condition and results of operations (subject to the absence of footnotes and to normal year end adjustments) of the Borrower as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II. Financial Tests. The Borrower hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement.

A.	Section 11.14.1- Minimum Fixed Charge Coverage Ratio
	Minimum Allowed	1.25 to 1.0
B.	Section 11.14.2 -Minimum Tangible Net Worth
	Minimum Allowed	$5,000,000.00
B.	Section 11.14.3 -Minimum Working Capital	$1,500,000.00

The Borrower further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing. The Borrower has caused this Certificate to be executed and delivered by its duly authorized officer on_________ , 201_.

INTERNATIONAL BALER CORPORATION

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PROMISSORY NOTE

(Revolving Loan)

$1 , 650,000.00	Dated as of January 7, 2013
Final Maturity: December 31, 2014

On or before December 31, 2014 ("Final Maturity "), INTERNATIONAL BALER CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of FIRST MERCHANTS BANK, NATIONAL ASSOCIATION (the "Lender") at the offices of the Lender at 200 East Jackson Street, Muncie, Indiana 47305, the principal sum of One Million Six Hundred Fifty and No/I 00 Dollars ($1 ,650 ,000 ..00) or so much of the principal amount of the Revolving Loan represented by this Note as may be disbursed by the Lender under the terms of the Credit Agreement described below, and to pay interest on the unpaid principal balance outstanding from time to time as provided in the Credit Ag reement (as hereinafter defined).

This Note evidences indebtedness under a revolving line of credit loan (the "Revolving Loan" ) incurred or to be incurred by the Borrower under a revolving line of credit extended to the Borrower by the Lender under a certain Credit Agreement dated as of even date herewith , as the same may be amended from time to time (the "Credit Agreement"). All references in this Note to the Credit Agreement shall be construed as references to that Credit Agreeinent as it has been or may be amended from time to time. The Revolving Loan is referred to in the Credit Agreement as the " Revolving Loan." Subject to the terms and conditions of the Credit Agreement , the proceeds of the Revolving Loan may be advanced and repaid and readvanced until Final Maturity. The principal amount of the Revolving Loan outstanding from time to time shall be determined by reference to the books and records of the Lender on which all advances under the Revolving Loan and all payments by the Borrower on account of the Revo lving Loan shall be recorded. Such books and records shall be deemed prima facie to be correct as to such ma tters.

The entire outstanding principal balance of this Note shall be due and payable, together with all accrued but unpaid interest, at Final Maturity. Reference is made ·to the Credit Agreement for the maximum available principal amount available to Borrower under this Note. Principal may be prepaid in whole or in part at any time and from time to time without premium or penalty as provided in the Credit Agreement. ·

Reference is made to the Credit Agreement which provides for acseleration of the maturity of this Note upon the happening of any " Event of Default" as defined therein. In addition to the effects of an Event of Default set forth in the Credit Agreement, upon the occurrence and during the continuation of an Event of Default, including, but not limited to, upon maturity of this Note, whether by acceleration or otherwise, the Lender, at its option , may, if permitted under applica ble law, do one or both of the following: (i) increase the interest rate under this Note to the rate that is five percent (5%) above the rate that would otherwise be payable hereunder , and (ii) add any unpaid accrued int erest to principal and such sum will bear interest therefrom until paid at the rate provided under this Note (including any increased rate) by reference to the Credit Agreement. The interest rate under this Note will not exceed the maximum rate permitted by applicable law under any circumstances.

The Borrower and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

The Borrower agrees that the Lender has all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Borrower agrees that at any time any Event of Default exis ts,

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the Lender may apply to the payment of any Obiigations of the Borrower, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter with the Lender.

All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without offset or other reduction and without relief from valuation and appraisement laws.

The Borrower agrees that the Lender may provide any information the Lender may have about the Borrower or about any matter relating to this Note to any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of this Note. The Borrower agrees that the Lender may at any time sell, assign or transfer one or more interests or participation in all or any part of its rights or obligations in this Note to one or more purchasers whether or not related to the Lender to the extent permitted by the Credit Agreement.

This Note is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that conflicts of law rules (of the State of Indiana or any other jurisdiction) might otherwise require application of the substantive laws of another jurisdiction.

The obligations of the Borrower under this Note shall be absolute and unconditional and shall remain in full force and effect until the entire principal, interest, penalties, premiums and late charges, if any, on this Note and all additional payments, if any, due pursuant to any other Loan Document (as defined in the Credit Agreement) (collectively, the "Obligations") shall have been paid and, until such payment has been made, shall not be discharged, affected, modified or impaired on the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Borrower:

a.  the waiver, compromise, settlement, release, termination or amendment (including, without limitation, any extension or postponement of the time for payment or performance or renewal or refinancing) of any or all of the obligations or agreements of the Borrower under this Note or any other Loan Document;

b.  the failure to give notice the Borrower of the occurrence of a default under the terms and provisions of this Note or any other Loan Document;

c.  the release, substitution or exchange by the holder of this Note of any collateral securing any of the Obligations (the "Collateral") (whether with or without consideration) or the acceptance by the holder of this Note of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of any Collateral;

d.  the release of any person primarily or secondarily liable for all or any part of the Obligations, whether by Lender or any other holder of the Note or in connection with any voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or similar event or proceeding affecting the Borrower or any other person or entity who, or any of whose property, shall at the time in question be obligated in respect of the Obligations or any part thereof; or

e.  to the extent permitted by law, any other event, occurrence, action or circumstance that would, in the absence of this clause, result in the release or discharge of the Borrower from the performance or observance of any obligation, covenant or agreement contained in this Note.

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The obligations of the Borrower to Lender under this Note shall remain in full force and effect (or be reinstated) until the Lender has received payment in full of all Obligations and the expiration of any applicable preference or similar period pursuant to any bankruptcy, insolvenc y, reorganization, moratorium or similar la w, or at law or equity, without any claim having been made before the expiration of such period against all or any part of any payment(s) received by Lender.

THE BORROWER AND THE LENDER BY ITS ACCEPTANCE HEREOF EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE, THE CREDIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER OR ANY OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

SMALL BUSINESS JOBS ACT CERTIFICATION: The following information is requested pursuant to Section 4107(d)(2) of the Small Business Jobs Act of 2010. As required by Section 4107(d)(2) of the Small Business Jobs Act of 2010, by signing below, Borrower hereby certifies to Lender that the principals of Borrower and its affiliates have not been convicted of, or pleaded nolo contender to, a sex offense against a minor (as such terms are defined in Section 111 of the Sex Offender Registration and Notification Act (42 U.S.C. 16911)). The term "principals" for the purpose of the Small Business Jobs Act certification is defined as follows: if a sole proprietorship, the proprietor; if a partnership, each managing partner and each partner who is a natural person and holds a 20% or more ownership interest in the partnership; and if a corporation, limited liability company, association or a development company, each director, each of the five most highly compensated executives or officers of the entity, and each natural person who is a direct or indirect 'holder of 20% or more of the ownership stock or stock equivalent of the entity.

[SIGNATURE PAGE FOLLOWS]

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INTERNATIONAL BALER CORPORATION

By: /s/ David R. Griffin

David R. Griffin, President

By: /s/ William E. Nielsen, Chief Financial Officer

William E. Nielsen, Chief Financial Officer

STATE OF FLORIDA

COUNTY OF DUVAL

Before me, a Notary Public in and for said Co unt y and State, personally appeared David R. Griffin and William E. Nielsen, the President and Chie f Financial Officer, res pectively, of Internationa l Baler Corporation, a Delaware corporation, who, having been duly sworn, acknowledged the execution of the foregoing Promissory Note for and on behalf of such entity as such officers and stated that all representations therein contained are true.

WITNESS my hand and Notarial Seal this _day of January, 2013.

/s/ Melissa Stalter

Notary Public

 Melissa Stalter

Notary Public (Printed)

My Country of Residence:

Duval

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SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of January 7, 2013, between INTERNATIONAL BALER CORPORATION, a Delaware corporation (the "Company"), and FIRST MERCHANTS BANK, NATIONAL ASSOCIATION, a national banking association (the "Lender") .

WHEREAS, the Company has entered into a Credit Agreement dated as of even date (as amended and in effect from time to time, the "Credit Agreement") , with the Lender, pursuant to which the Lender, subject to the terms and conditions contained therein, is to make loans or otherwise to extend credit to the Company; and

WHEREAS, it is a condition precedent to the Lender' s making any loa_ns or otherwise extending credit to the Company under the Credit Agreement that the Company execute and deli ver to the Lender a security agreement in substantially the form hereof, and

WHEREAS, the Company wishes to grant security interests in favor of the Lender as herein provided. ·

NOW, THEREFORE, in conside ration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I. Definitions. AII capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Credit Agreement. The term "State", as used herein, means the State of Indiana. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However , if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9. The term "Obl iga tio ns", as used herein, means all of the indebtedness, Hedge Obligations (as defined in the Credit Agreement ), obligations and liabilities of the Company to the Lender, individually or collectively , whether direct or indirect , joint or several, absolute or contingent, due or to become due, now existing or herea fter arisi ng under or in respect of the Credit Agreement , any promissory notes, Hedge Agreements (as defined in the Credit Agreement) , guaranties or other instruments or agreements executed and delivered pursuant thereto or in connection therewith or this Agreement , and the term "Event of Default", as used herein, means the failure of the Company to pay or perform any of the Obligations as and when due to be paid or performed under the terms of the Credit Agreement.

2.  Grant of Security Interest. The Company hereby grants to the Lender, to secure the payment and performance in full of all of the Obligations, a security in terest in and so pledges and assigns to the Lender the following properties , assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"): all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes) , documents, accounts (including health-care insurance receivables) , c hattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing) , commercial tort claims, sec urit ie s and all other investment property, sup porting obligations , any other contract rights or rights to the payment of money, insurance claims and

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proceeds, tort claims, and all general intangibles including, without limitation, all payment intangibles, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, software, engineering drawings, service marks, customer lists, goodwill, and all licenses, pennits, agreements of any kind or nature pursuant to which the Company possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Company, and all recorded data of any kind or nature, regardless of the medium of recording includ ing, without limitation, all software, writings, plans, specifications and schematics. The Lender acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to the Company's compliance with Section 4.7 hereof.

3.  Authorization to File Financing Statements. The Company hereby irrevocably authorizes the Lender at any time and from time to time to file in any Unifonn Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Company or words of similar effect, regardless of whether any particular asset compris e d in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such Jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other infonnation required by part 5 of Article 9 of the Unifonn Commercial Code of the State for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Company is an organization, the type of organization and any organization identification number issued to the Company and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Company agrees to furnish any such information to the Lender promptly upon request. The Company also ratifies its authorization for the Lender to have filed in any Uniform Commercial Code Jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

4.  Other Actions. Further to insure the attachment, perfection and first priority of, and the ability of the Lender to enforce, the Lender's security interest in the Collateral, the Company agrees, in each case at the Company's own expense, to take the following actions with respect to the following Collateral:

4.1. Promissory Notes and Tangible Chattel Paper. If the Company shall at any time hold or acquire any promissory notes or tangible chattel paper, the Company shall forthwith endorse, assign and deliver the same to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify.

4.2. Deposit Accounts. For each deposit account that the Company at any time opens or maintains, the Company shall, at the Lender ' s request and option, pursuant to an agreement in fonn and substance satisfactory to the Lender, either

(a)  cause the depositary bank to agree to comply at any time with instructions from the Lender to such depositary bank directing the dispo sitio n of funds from time to time credited to such deposit account, without further consent of the Company, or (b) arrange for the Lender to become the customer of the depositary bank with respect to the deposit account, with the Company being pennitted, only with the consent of the Lender, to exercise rights to withdraw funds from such deposit account. The Lender agrees with the Company that the Lender shall not give any such instructions or withhold any withdrawal rights from the

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Company, unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal not otherwise pennitted by the Loan Documents, would occur. The provisions of this paragraph shall not apply to (i) any deposit account for which the Company, the depositary bank and the Lender have entered into a cash collateral agreement specially negotiated among the Company, the depositary bank and the Lender for the specific purpose set forth therein, (ii) deposit accounts for which the Lender is the depositary, and (iii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Company's salaried employees .

4.3. Investment Property. If the Company shall at any time hold or acquire any certificated securities, the Company shall forthwith endorse, assign and deliver the same to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify. If any securities now or hereafter acquired by the Company are uncertificated and are issued to the Company or its nominee directly by the issuer thereof, the Company shall immediately notify the Lender thereof and, at the Lender's request and option, pursuant to an agreement in form and substance satisfactory to the Lender, either (a) cause the issuer to agree to comply with instructions from the Lender as to such sec urities, without further consent of the Company or such nominee, or (b) arrange for the Lender to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Company are held by the Company or its nominee through a securities intermediary or commodity intermediary, the Company shall immediately notify the Lender thereof and, at the Lender's request and option, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) cause such securities intermediary or (as the case may be) commodity inTermediary to agree to comply with entitlement orders or other instructions from the Lender to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Lender to such commodity intermediary, in each case without further consent of the Company or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermedia ry, arrange for the Lender to become the entitlement holder with respect to such investment property, with the Company being permitted, only with the consent of the Lender, to exercise rights to withdraw or otherwise deal with such investment property. The Lender agrees with the Company that the Lender shall not give any such entitlement orders or instructions or directions to any such issuer , securities inTermediary or commodity intermedia ry, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Company, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Loan Documents, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Lender is the securities intermediary.

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4.4 Collateral in the Possession of a Bailee. If any goods are at any time in the possession of a bailee, the Company shall promptly notify the Lender thereof and, if requested by the Lender, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to the Lender, that the bailee holds such Collateral for the benefit of the Lender and shall act upon the instructions of the Lender, without the further consent of the Company. The Lender agrees with the Company that the Lender shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Company with respect to the bailee.

4.5 Electronic Chattel Paper and Transferable Records. If the Company at any time holds or acquires an interest in any electronic chattel paper or any "transferable record," as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction , the Company shall promptly notify the Lender thereof and, at the request of the Lender, shall take such action as the Lender may reasonably request to vest in the Lender control, under § 9.1-105 of the Uniform Commercial Code, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section

16 of the Uniform Electronic Transactions Act, as so in effect in such Jurisdiction, of such transferable record. The Lender agrees with the Company that the Lender will arrange, pursuant to procedures satisfactory to the Lender and so long as such procedures will not result in the Lender's loss of control, for the Company to make alterations to the electronic chattel paper or transferable record permitted under UCC § 9.1-105 or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Company with respect to such electronic chattel paper or transferable record.

4.6 Letter-of-Credit Rights. If the Company is at any time a beneficiary under a letter of credit now or hereafter issued in favor of the Company, the Company shall promptly notify the Lender thereof and, at the request and option of the Lender, the Company shall, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Lender of the proceeds of any drawing under the letter of credit, or (ii) arrange for the Lender to become the transferee beneficiary of the letter of credit, with the Lender agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in the Credit Agreement.

4.7 Commercial Tort Claims. If the Company shall at any time hold or acquire a commercial tort claim, the Company shall immediately notify the Lender in a writing signed by the Company of the brief details thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the Terms of this Agreement, with such writing to be in form and substance satisfactory to the Lender.

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4.8. Other Actions as to any and all Collateral. The Company further agrees to take any other action reasonably requested by the Lender to insure the attachment, perfection and first priority of, and the ability of the Lender to enforce, the Lender's security interest in any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code , to the extent, if any, that the Company's sig nature thereon is required therefor, (b) causing the Lender ' s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender' s security interest in such Collateral , (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender's security interest in such Co lla te ral, (d) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Lender, and (f) taking alt actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

5.  Relation to Other Security Documents. The provisions of this Agreement supplement the provisions of any real estate mortgage or deed of trust granted by the Company to the Lender and securing the payment or performance of any of the Obligations. Nothing contained in any such real estate mortgage or deed of trust shalt derogate from any of the rights or remedies of the Lender hereunder. In addition, the provisions of this Agreement shall be read and construed with the other Security Documents indicated below in the manner so indicated.

6.  Representations and Warranties Concerning Company's Legal Status. The Company has previously delivered to the Lend er a certificate signed by the Company and entitled "Perfection Certificate" (the " Perfection Certificate") in substantially the form attached hereto as Appendix I. The Company represents and warrants to the Lender as follows: (a) the Company's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) the Company is an organization of the type and organized in the jurisdiction set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth the Company' s organizational identification number or accurately states that the Company has none , (d) the Perfection Certificate accurately sets forth the Company's place of business or, if more than one, its chief executive office as welt as the Company' s mailing address if different , and (e) all other information set forth on the Perfection Certificate pertaining to the Company is accurate and complete.

7.  Covenants Concerning Company's Legal Status. The Company covenants with the Lender as follows: (a) without providing at least thirty (30) days prior written notice to the Lender, the Company wilt not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification numb er ifit has one, (b) if the Company does not have an organizational identification number and late r obtains one, the Company shalt forthwith notify the Lender of such organizational id entification number , and (c) the Company will not change its type of organization, jurisdiction of organization or other legal struct ure.

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8.  Representations and Warranties Concerning Collateral, Etc. The Company further represents and warrants to the Lender as follows: (a) the Company is the owner of or has other rights in or power to transfer the Collateral, free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and other liens permitted by the Credit Agreement, (b) none of the Collateral constitutes, or is the proceeds of, "farm products" as defined in § 9.1-l02(a)(34) of the Uniform Commercial Code of the State, (c) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority subject to the federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (d) the Company holds no commercial tort claim except as indicated on the Perfection Certificate, (e) the Company has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (t) all other information set forth on the Perfection Certificate pertaining to the Collateral is accurate and complete.

9.  Covenants Concerning Collateral, Etc. The Company further covenants with the Lender as follows: (a) the Collateral, to the extent not delivered to the Lender pursuant to Section 4 hereof , will be kept at those locations listed on the Perfection Certificate and the Company will not remove the Collateral from such locations, without providing at least thirty (30) days prior written notice to the Lender, (b) except for the security interest herein granted and liens permitted by the Credit Agreement, the Company shall be the owner of or have other rights in the Collateral free from any lie n, security interest or other encumbrance, and the Company shall defend the same against all claims and demands of all persons at any time claiming the same or any intere sts therein adverse to the Lender, (c) the Company shall not pledge , mortgage or create, or suffer to exist a security int eres t in the Collateral in favor of any person other than the Lender except for liens permitted by the Credit Agreement, (d) the Company will keep the Collateral in good order and repair and will not use the same in violation oflaw or any policy of insurance thereon, (e) as provided in the Credit Agreement, the Company will permit the Lender , or its designee, to inspect the Collateral at any reasonable time, wherever located , (t) the Company will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement, (g) the Company will continue to operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or

. disposal of hazardous materials or substances, and (h) the Company will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for (i) sales of inventory in the ordinary course of business and (ii) so long as no Event of Defa ult has occurred and is continuing, sales or other dispositions of obsolescent items of equipment in the ordinary course of business consistent with past practices.

I 0 . Insurance.

10.1. Maintenance of Insurance. The Company will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such ins urance shall be in such minimum amounts that the Company will not be deemed a coinsurer under applicable insurance laws, regulatio ns and policies and otherwise shall be in such amounts, contain such terms , be in such forms and be for such periods as may be reasonably satisfactory to the Lender. In addition, all

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such insurance shall be payable to the Lender as loss payee. Without limiting the foregoing, the Company will (i) keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to I 00% of the full replacement cost of such property, (ii) maintain all such workers' compensation or similar insurance as may be required by law , and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in s imilar activities in similar geographic areas, general public liability insurance against claims of bodily inju ry, death or property damage occurring, on, in or about the properties of the Company; business interruption insurance; and product liability insurance.

10.2. Insurance Proceeds. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rig hts, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Default or Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $50,000.00, be disbursed to the Company for direct application by the Company solely to the repair or replacement of the Company's property so damaged or destroyed, and (ii) in all other circumstances, be held by the Lender as cash collate ral for the Obligations. The Lender may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collate ral, upon such terms and conditions as the Lender may reasonably prescribe, for direct application by the Company solely to the repair or replacement of the Company' s property so damaged or destroyed, or the Lender may apply all or any part of such proceeds to the Obligations.

10.3. Notice of Cancellation. Etc. All policies of insurance shall provide for at least thirty (30) days prior written cancellation notice to the Lender. In the event of failure by the Company to provide and maintain insurance as herein provided, the Lender may, at its option, provide such insurance and charge the amount thereof to the Company. The Company shall furnish the Lender with certificates of ins uran ce and poli cies evidencing compliance with the foregoing insurance provision.

11. Collateral Protection Expenses: Preservation of Collateral.

11.1. Expenses Incurred by Lender. In its discretion, the Lender may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees or, if the debtor fails to do so, insurance premiums. The Company agres to reimburse the Lender on demand for any and all expenditures so made. The Lender shall have no obligation to the Company to make any such expenditures, nor shall the making thereof relieve the Company of any default.

11.2. Lender's Obligations and Duties. Anything herein to the contrary notwithstanding, the Company shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Company thereunder. The Lender shall not have any obligation or liability under

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any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating to any of the Collateral , nor shall the Lender be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Lender or to which the Lender may be entitled at any time or times. The Lender's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under§ 9.1-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Lender deals with similar property for its own account.

12.  Securities and Deposits. The Lender may at any time following and during the continuance of a Default and Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Lender may, following and during the continuance of a Default and Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to, the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Lender to the Company may at any time be applied to or set off against any of the Obligations then due and owing.

13.  Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, the Company shall, at the request of the Lender, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Lender in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Lender or to any financial institution designated by the Lender as the Lender's agent therefor, and the Lender may its elf, if a Default or an Event of Default shall have occurred and be continuing, without notice to or demand upon the Company, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification , the Company shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Company as trustee for the Lender without commingling the same with other funds of the Company and shall turn the same over to the Lender in the identical form received, together with any necessary endorsements or assignments. The Lender shall apply the proceeds of collection of accounts , chattel paper, general intangibles , instruments and other Collateral received by the Lender to the Obligations, such proceeds to be immediately entered after final payment in cash or other immediately available funds of the items giving rise to them.

14. Power of Attorney.

14.1. Appointment and Powers of Lender. The Company hereby irrevoc ably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitut io n, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Company or in the Lender' s own name, for the purpose of carrying out the terms of this Agreement , to take any and all appropriate action and to execute any and all documents and

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instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

(a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do at the Company's expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Company might do, including, without li mitation , (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Company, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Lender so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities, and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b) to the extent that the Company's authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without the Company' s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Lender may deem appropriate and to execute in the Company' s name such financing statements and amendments thereto and continuation statements which may require the Company's signature.

14.2. Ratification by Company. To the extent permitted by law, the Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

14.3. No Duty on Lender. The powers conferred on the Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for the Lender's own gross negligence or willful misconduct.

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15.  Remedies. If an Event of Default shall have occurred and be continuing, the Lender may, without notice to or demand upon the Company, declare this Agreement to be in default, and the Lender shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies , the rights and remedies of a secured party under the Uniform Commercial Code of the State or of any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral , and for that purpose the Lender may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Lender may in its discretion require the Company to assemble all or any part of the Collateral at such location or locations within the jurisdictions of the Company's princ ipal office(s) or at such other locations as the Lender may reasonably designate. Unle ss the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market , the Lender shall give to the Company at least five (5) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made . The Company hereby acknowledges that five (5) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Lender ' s rights hereunder , including, without limitation , its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

16.  Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Company acknowledges and agrees that it is not commercially unreasonable for the Lender (a) to fail to incur expenses reasonably deemed significant by the Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other la w, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or dis posed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature , (f) to contact other persons, whether or not in the same business as the Company, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dis pose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail market s, 0) to disclaim disposition warranties, (k) to purcha se insurance or credit enhancements to insure the Lender against risks ofloss, collection or dis positio n of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (I) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. The Company acknowledges that the purpose of this Section 16 is to provide non-exhaustive indic at ions of what actions or omissions by the Lender would not be commercially unreasonable in the Lender's exercise of remedies against the Collateral and that other actio ns or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 16. Without limitation upon the

. foregoing, nothing contained in this Section 16 shall be construed to grant any rig hts to the Company or to impose any duties on the Lender that would not have been granted or impo sed by this Agreement or by applicable law in the absence of this Section 16.

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17.  No Waiver by Lender, Etc. The Lender shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Lender. No delay or omission on the part of the Lender in exercising any right shall operate as a waiver of such right or any other right: A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Lender with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Lender deems expedient.

18.  Suretyship Waivers by Company. The Company waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Lender may deem advisable. The Lender shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 11.2. The Company further waives any and all other suretyship defenses.

19.  Marshalling. The Lender shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Lender's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obiigations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

20.  Proceeds of Dispositions; Expenses. The Company shall pay to the Lender on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Lender in protecting, preserving or enforcing the Lender's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Lender may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9.1- 608(a) (I) (C) or 9.1-6 l 5 (a) (3) of the Uniform Commercial Code of the State, any excess shall be returned to the Company, and the Company shall remain liable for any deficiency in the payment of the Obligations.

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21.  Overdue Amounts. Until paid, all amounts due and payable by the Company hereunder shal I be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.

22.  Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE. The Company agrees that any suit for the enforcement of this Agreement may be brought in the courts of the State or any federal court sitting therein and consents to the non-exclusive Jurisdiction of such court and to service of process in any such suit being made upon the Company by mail at the address specified in the Credit Agreement. The Company hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

23.  Waiver of Jury Trial. THE COMPANY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT , ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Company waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Company (i) certifies that neither the Lender nor any representative, agent or attorney of the Lender has represented, expressly or otherwise, that the Lender would not, in the event of litigation , seek to enforce the foregoing waivers and ( ii) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Lender is a party, the Lender is relying upon, among other things, the waivers and certifications contained in this Section 23.

24.  Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Company and its respective successors and assigns, and shall inure to the benefit of the Lender and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid , illegal or unenforceable term had not been included herein. The Company acknowledges receipt of a copy of this Agreement.

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IN WITNESS WHEREOF, intending to be legally bound, the Company has caused this Agreement to be duly executed as of the date first above written.

INTERNATIONAL BALER CORPORATION

By: /s/ David R. Griffin

David R. Griffin, President

By: /s/ William E. Nielsen, Chief Financial Officer

William E. Nielsen, Chief Financial Officer

Accepted:

FIRST MERCHANTS BANK, NATIONAL ASSOCIATION

By:

W. Scott McKee, Vice President

STATE OF FLORIDA

COUNTY OF DUVAL

Before me, a Notary Public in and for said Co unt y and State, personally appeared David R. Griffin and William E. Nielsen, the President and Chie f Financial Officer, res pectively, of Internationa l Baler Corporation, a Delaware corporation, who, having been duly sworn, acknowledged the execution of the foregoing Promissory Note for and on behalf of such entity as such officers and stated that all representations therein contained are true.

WITNESS my hand and Notarial Seal this _day of January, 2013.

/s/ Melissa Stalter

Notary Public

 Melissa Stalter

Notary Public (Printed)

My Country of Residence:

Duval

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APPENDIX I

PERFECTION CERTIFICATE

The undersigned, the Presdient of INTERNATIONAL BALER CORPORATION (the "Company "), hereby certifies, with reference to a certain Security Agreement dated as of January 7, 2013 (terms defined in such Security Agreement having the same meanings herein as specified therein), between the Company and FIRST MERCHANTS BANK, NATIONAL ASSOCIATION (the "Lender"), to the Lender as follows: ·

I. Name. The exact legal name of the Company as that name appears on its Certificate of Incorporation is as follows:

2. Other Identifying Factors.

(a) The following is the mailing address of the Company:

(b) If different from its mailing address, the Company's place of business or, if more than one, its chief executive office is located at the following address:

Address	County	State

(c) The following is the type of organization of the Company:

(d) The following is the Jurisdiction of the Company' s organization:

(e) The following is the Company ' s state issued organizational identification number

[state " None" if the state does not issue such a number]:

3. Other Names, Etc.

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(a) The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition , change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five (5) years:

(b) Attached hereto as Schedule 3 is the information required in Section 2 for any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or Jurisdiction of organization or otherwise, now or at any time during the past five (5) years:

4. Other Current Locations.

(a) The following are all other locations in the United States of America in which the Company maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods:

Address	County	State

(b) The following are all other places of business of the Company in the United States of America:

Address	County	State

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(c) The following are all other locations in the United States of America where any of the Collateral consisting of inventory or equipment is located:

Address	County	State

(d) The following are the names and addresses of all persons or entities other than the Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment:

Name	Mailing Address	County	State

5. Prior Locations.

(a) Set forth below is the information required by Sections 4(a) or (b) with respect to each location or place of business previously maintained by the Company at any time during the past five (5) years in a state in which the Company has previously maintained a location or place of business at any time during the past four months:

Address	County	State

(b) Set forth below is the information required by Sections 4(c) or (ct) with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of inventory or equipment has been previously held at any time during the past twelve months:

Address	County	State

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6.  Fixtures. Attached hereto as Schedule 6 is the information required by UCC § 9. l- 502(b) or former UCC § 9.1-402(5) of each state in which any of the Collate ral consisting of fixtures are or are to be located and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded.

IN WITNESS WHEREOF, the undersigned have hereunto signed this Certificate on January 7, 2013.

APPENDIX - DO NOT EXECUTE

David R. Griffin, President

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SCHEDULE 3 TO PERFECTION CERTIFICATE

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SCHEDULE 6 TO PERFECTION CERTIFICATE

72

PERFECTION CERTIFICATE

The undersigned, the President of INTERNATIONAL BALER CORPORATION (the "Company"), hereby certify, with reference to a certain Security Agreement dated as of January 7, 2013 (terms defined in such Security Agreement having the same meanings herein as specified therein) , between the Company and FIRST MERCHANTS BANK, NATIONAL ASSOCIATION (the "Lender"), to the Lender as follows:

I. Name. The exact legal name of the Company as that name appears on its Certificate of Incorporation is as follows:

2. · Other Identifying Factors.

(a) The following is the mailing address of the Company:

International Baler Corporation

5400 Rio Grande Avenue

Jacksonville, FL 32254

(b) If different from its mailing address, the Company's place of business or, if more than one, its chief executive office is lo c ate d at the following address:

Address	County	State

(c) The following is the type ofo rganiza tion of the Company:

Corporation

(d) The following is the Jurisdiction of the Company' s organization:

Delaware

(e) The following is the Company' s state issued organizational identification number

{slate " None" if the state do es not issue such a number]:

Delaware	0816130
Florida Document No.	F98000005732
Federal EIN	13 -284 2053

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3. Other Names, Etc.

(a) The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five (5) years:

Waste Technology Corporation

This company was a holding company of International Baler Corporation. In 2009, International Baler Corporation was merged into Waste Technology Corporation (WTC) and WTC changed its name to International Baler Corporation.

(b) Attached hereto as Schedule 3 is the information required in Section 2 for any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or Jurisdiction of organization or otherwise, now or at any time during the past five (5) years:

None

4. Other Current Locations.

(a) The following are all other locations in the United States of America in which the Company maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods:

Address	County	State

None

(b) The following are all other places of business of the Company in the United States of America:

Address	County

None

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(c) The following are all other locations in the United States of America where any of the Collateral consisting of inventory or equipment is located:

Address	County

None

(d) The following are the names and addresses of all persons or entities other than the Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments , chattel paper, inventory or equipment :

Address	Mailing Address	County

None

5. Prior Locations.

(a) Set forth below is the information required by Sections 4(a) or (b) with respect to each location or place of business pre_viously maintained by the Company at any time during the past five (5) years in a state in which the Company has previously maintained a location or place of business at any time during the past four months:

Address	County

None

(b) Set forth below is the information required by Sections 4(c) or (d) with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of inventory or' equipment has been previously held at any time during the past twelve months:

Address	County	State

None

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6.  Fixtures. Attached hereto as Schedule 6 is the information required by UCC § 9. l- 502(b) or former UCC § 9.1-402(5) of each state in which any of the Collateral consisting of fixtures are or are to be located and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded.

IN WITNESS WHEREOF, the undersigned have hereunto signed this Certificate on January 7, 2013.

/s/ David R. Griffin
David R. Griffin, President

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SCHEDULE 3 TO PERFECTION CERTIFICATE

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SCHEDULE 6 TO PERFECTION CERTIFICATE

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AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement ("Amendment No. 1") executed effective as of November 6, 2014 by and between INTERNATIONAL BALER CORPORATION, a Delaware corporation (the "Borrower"), and FIRST MERCHANTS BANK, NATIONAL ASSOCIATION (the "Lender").

WITNESSETH:

WHEREAS, the Borrower and the Lender are parties to that certain Credit Agreement dated as of January 7, 2013 (hereinafter referred to as "Agreement"); and

WHEREAS, the Borrower and the Lender are parties to that certain Business Loan Agreement dated as of April 16, 2014 (hereinafter referred to as "Business Loan Agreement"); and

WHEREAS, the Borrower and the Lender desire to amend the Agreement as contemplated herein and to supersede and replace the Business Loan Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1. Effect of this Amendment No. 1. This Amendment No. 1 shall not change, modify, amend or revise the terms, conditions and provisions of the Agreement, the terms and provisions of which are incorporated herein by reference, except as expressly provided herein and agreed upon by the parties hereto. This Amendment No. I is not intended to be nor shall it constitute a novation or accord and satisfaction of the outstanding instruments by and between the parties hereto. Borrower and Lender agree that, except as expressly provided herein, all terms and conditions of the Agreement shall remain and continue in full.force and effect. The Borrower acknowledges and agrees that the indebtedness under the Agreement remains outstanding and is not extinguished, paid, or retired by this Amendment No. 1, or any other agreements between the parties hereto prior to the date hereof, and that Borrower is and continues to be fully liable for all obligations to the Lender contemplated by or arising out of the Agreement. Except as expressly provided otherwise by this Amendment No. 1, the credit facilities contemplated by this Amendment No. I shall be made according to and pursuant to all conditions, covenants, representations and warranties contained in the Agreement.

Section 2. Definitions. Terms defined in the Agreement which are used herein shall have the same meaning as set forth in the Agreement unless otherwise specified herein.

Section 3. Amendments of Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 5 herein:

(a)  The following definitions as set forth at Section 1.1 of the Agreement are amended and replaced with the following:

Loan or Loans means, as the context may require, the Revolving Loan and the Revolving Loan #2.

Notes means any promissory notes executed and delivered by Borrower and payable to Lender from time to time evidencing the Loans, together with all renewals, substitutions and replacements thereof.

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(b) Section L1 of the Agreement is amended by adding the following defined terms:

Revolving Loan #2 Commitment means One Million and No/100 Dollars ($1,000,000.00), as reduced from time to time pursuant to Section 6.1.

Revolving Loans #2 - see Section 2.l(b).

Revolving Loan #2 Termination Date means the earlier to occur of (a) April I6, 2014, or (b) such other date on which the Revolving Commitment terminates pursuant to Section 6 or Section 13.

Revolving Loan #2 Outstandings - means, at any time, the sum of the agreement principal amount of all outstanding Revolving Loans #2.

(c) Section 2.1(b) of the Agreement is amended and replaced with the following:

(b) Revolving Loan #2 Commitment. The Lender agrees to make loans on a revolving basis ("Revolving Loans #2") from time to time until the Revolving Loan #2 Termination Date in such amounts as the Borrower may request; provided that the Revolving Outstandings #2 will not at any time exceed the maximum amount of the Revolving Loan #2 Commitment. The entire unpaid balance of the Revolving Loans #2 shall be immediately due and payable in full in immediately available funds on the Revolving Loan #2 Termination Date if not sooner paid in full.

(d) Section 3.1 of the Agreement is amended and replaced with the following:

3.1 Notes. The Revolving Loan shall be evidenced by the Note, with appropriate insertions, payable to the order of the Lender in a face principal amount equal to the Revolving Loan Commitment. The Revolving Loan #2 shall be evidenced by the Note, with appropriate insertions, payable to the order of the Lender in a face principal amount equal to the Revolving Loan #2 Commitment.

(e) Section 4.l (b) of the Agreement is amended and replaced with the following:

(b) at all times while the Revolving Loan #2 is outstanding, the Revolving Loan #2 shall accrue interest at a rate per annum equal to the Prime Rate; and

(f) Section 4.2(b) of the Agreement is amended and replaced with the following:

(b) Accrued interest on the Revolving Loan #2 shall be payable in arrears on the first Business Day of each month commencing November 1, 2014. Upon the Revolving Loan #2 Termination Date, all unpaid principal and accrued but unpaid interest, together with all other amounts due under the Revolving Loan #2, including any late charges and reimbursable expenses, shall be due and payable in full.

(g) A new Section 4.5 is added to the Agreement as follows:

4.5 Letters of Credit.

(a)  Subject to the terms and conditions hereof, at the option of Borrower upon delivery of a proper Letter of Credit Application, in the form prescribed by Bank, Bank shall issue letters of credit (collectively, "Letters of Credit") for the account of Borrower. The aggregate of the Letters of Credit outstanding at any time plus the aggregate amount of unreimbursed drawings under the Letters of Credit shall not exceed The Revolving Loan #2 Commitment. The amount of any Letter of Credit outstanding at any time for all purposes hereof shall be the maximum amount which could be drawn thereunder under any circumstances from and after the date of determination. The Letters of Credit and each unreimbursed drawing thereunder shall count against and reduce the available amount under the Revolving Loan #2 by the amount of any Letter of Credit outstanding unless and until such Letter of Credit expires by its terms or otherwise terminates or the amount of a drawing thereunder is reimbursed, in which event the Letter of

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Credit Line shall be reinstated by the amount of such Letter of Credit or the amount of such reimbursement, as the case may be. Each such Letter of Credit shall conform to the general requirements of Ban1c for the issuance of such credits, as to form and substance, shall be subject to the Uniform Customs and Practices for Documentary Credits (2007 Revision) International Chamber of Commerce Publication No. 600 and shall be a letter of credit which Ban1c may lawfully issue. If and to the extent a drawing is any time made under any Letter of Credit, Borrower agrees to pay to Ban1c immediately and unconditionally upon demand for reimbursement, in lawful money of the United States, an amount equal to each amount which shall be so drawn, together with interest from the date of such drawing to and including the date such payment is reimbursed to Ban1c in accordance with the terms of Section 4.2(b) hereof. Ban1c shall convert automatically the reimbursement obligations of Borrower arising out of any such drawing into an advance under the Revolving Loan #2 so long as the Revolving Loan #2 has not expired, evidenced by the Revolving Note and for all purposes under, on and subject to the terms and conditions of this Agreement. This Agreement and the other Loan Documents shall supersede any terms of any letter of credit applications or other documents which are irreconcilably inconsistent with the terms hereof or thereof.. Borrower agrees to pay to Ban1c, at the time of issuance, per annum Letter of Credit fees in the amounts as set forth in the letter of credit applications or other documents executed associated with such Letter of Credit. Such Letter of Credit fees shall be due and payable in full upon issuance of the Letter of Credit and shall be calculated on the basis that an entire year consists of three hundred sixty

(360) days. Borrower shall also pay Ban1c's reasonable and customary costs of issuing, servicing, and negotiating draws under the Letters of Credit. Borrower hereby authorizes Ban1c to collect such fees by deducting the amount thereof from any account of Borrower at Ban1c.

(b)  The obligations of Borrower to reimburse any drawing under the Letters of Credit shall be absolute, unconditional and irrevocable and shall be paid and performed strictly in accordance with the terms of this Agreement, as applicable, under all circumstances, whatsoever, including, without limitation, the following:

(i) any lack of validity or enforceability of any Letter of Credit or any Loan Document;

(ii)  any amendment or waiver of or consent to departure from the terms of any Loan Document;

(iii)  · the existence of any claim, setoff, defense or other right which Borrower may have at any time against the beneficiary of a Letter of Credit, any transferee thereof, Ban1c or any other Person, whether in connection with the Loan Documents, any Letter of Credit or any unrelated transaction;

(iv)  any statement, draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(v)  the surrender or impairment of any security for the performance or observance of the terms _of the Loan Documents or any Letter of Credit; or

(vi)  any circumstance, happening or omission whatsoever, whether or not similar to any of the foregoing, including, without limitation, those matters described in Section 2.1(e)(iii) hereof.

(c)  Except as expressly set forth herein, Borrower assumes all risk for the acts, omissions and/or misrepresentations of the parties benefited by a Letter of Credit. Neither Ban1c nor any of its affiliates or correspondents shall be responsible for the validity, sufficiency, truthfulness or genuineness of any document required to draw under a Letter of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged, provided only that the document appears on its face to be in accordance with the terms of such Letter of Credit and provided Bank is not grossly negligent or engaging in willful misconduct, or for failure of any draft to bear reference or adequate reference to a Letter of Credit or failure of any Person to note the amount of any draft on a Letter of Credit or to surrender or take up a Letter of Credit, each of which provisions may be waived by Ban1c, or for errors, omissions, interruptions, or delays in transmission or delivery of any messages or

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documents. Without limiting the generality of the foregoing, Borrower agrees that any action taken by Bank or any of its correspondents under or in connection with any Letter of Credit, if taken in good faith and without gross negligence, shall be binding upon Borrower and shall not put Bank or any such correspondent under any resulting liability to Borrower, and Borrower likewise agrees as to any omission unless in breach of good faith or grossly negligent. Bank is expressly authorized to honor any request for payment which is made under and in compliance with the terms of a Letter of Credit without regard to and without any duty on its part to inquire into the existence of any disputes or controversies between Borrower and the beneficiary of a Letter of Credit or any other Person or into the respective rights, duties or liabilities of any of them or whether any facts or occurrences represented in any of the documents presented under a Letter of Credit are true and correct. No Person, other than the parties hereto, shall have any rights of any nature under this Agreement or by reason hereof. In no event shall Bank's reliance and payment against documents presented under any Letter of Credit appearing on its face to substantially comply with the terms thereof be deemed to constitute gross negligence or willful misconduct.

(h) References in Section 6 of the Agreement to the Revolving Commitment are amended to reference the Revolving Commitment and the Revolving Loan #2 Commitment, collectively.

Section 4. Reimbursement of Fees and Expenses. All out-of-pocket expenses of the Lender associated with this Amendment No. I, including without limitation, filing fees, recording fees and legal fees and disbursements, are to be paid by Borrower promptly upon demand therefor.

Section 5. Conditions Precedent. This Amendment No. I shall become and be deemed effective in accordance with its terms immediately upon the Lender receiving:

(a)  Two (2) copies of this Amendment No. I duly executed by the authorized officers of the Borrower and the Lender.

(b) Such other documents and items as the Lender may reasonably request.

Section 6. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants, in addition to any other representations and warranties contained herein, in the Agreement, the Loan Documents (as defined in the Agreement) or any other document, writing or statement delivered or mailed to the Lender or its agent by the Borrower, as follows:

(a)  This Amendment No. I constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms. The Borrower has taken all necessary and appropriate corporate action for the approval of this Amendment No. l and the authorization of the execution, delivery and performance thereof.

(b) As of the date hereof, there is no Event of Default under the Loan Documents.

(c)  The Borrower hereby specifically confirms and ratifies its obligations, waivers and consents under each of the Loan Documents.

(d)  Except as specifically amended herein, all representations, warranties and other assertions of fact contained in the Agreement and the Loan Documents continue to be true, accurate and complete.

(e)  There have been no changes to the Articles oflncorporation, By-Laws, the identities of the officers or members of the Board of Directors of the Borrower since execution of the Agreement.

(f)  Borrower acknowledges that the definition "Loan Documents" shall include this Amendment No. 1 and all the documents executed contemporaneously herewith.

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Section 7. Affirmative Covenants. By entering into this Amendment No. 1, Borrower further specifically undertakes to comply with the obligations, terms and covenants as contained in the Agreement and agrees to comply therewith as such relate to the credit facilities and accommodations as provided to the Borrower pursuant to the terms of this Amendment No. 1.

Section 8. Governing Law. This Amendment No. 1 has been executed and delivered and is intended to be performed in the State of Indiana and shall be governed, construed and enforced in all respects in accordance with the substantive laws of the State of Indiana.

Section 9. Headings. The section headings used in this Amendment No. 1 are for convenience only and shall not be read or construed as limiting the substance or generality of this Amendment No. 1.

Section 10. Survival. All representations, warranties, and covenants of the Borrower herein or any certificate, agreement or other instrument delivered by or on its behalf under this Amendment No. I shall be considered to have been relied upon by the Lender. All statements and any such certificate or other instrument shall constitute warranties and representations hereunder by the Borrower, as the case maybe.

Section 11. Counterparts. This Amendment No. 1 may be signed in one or more counterparts, each of which shall be considered an original, with the same effect as if the signatures were upon the same instrument.

Section 12. Modification: Entire Agreement. This Amendment No. 1 may be amended, modified, renewed or extended only by written instrument executed in the manner of its original execution. This Amendment No. 1, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by the Borrower of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Lender and by execution of this Amendment No. 1, the Business Loan Agreement is superseded and replaced and of no further force or effect.

Section 13. Waiver of Certain Rights. The Borrower waives acceptance or notice of acceptance hereof and agrees that the Agreement, this Amendment No. I, the Notes, and all of the other Loan Documents shall be fully valid, binding, effective and enforceable as of the date hereof, even though this Amendment No. 1 and any one or more of the other Loan Documents which require the signature of the Lender, may be executed by and on behalf of the Lender on other than the date hereof.

Section 14. Waiver of Defenses and Claims. In consideration of the financial accommodations provided to the Borrower by the Lender as contemplated by this Amendment No. 1, Borrower hereby waives, releases and forever discharges the Lender from and against any and all rights, claims or causes of action against the Lender arising under the Lender's actions or inactions with respect to the Loan Documents or any security interest, lien or collateral in connection therewith as well as any and all rights of set off, defenses, claims, causes of action and any other bar to the enforcement of the Loan Documents which exist as of the date hereof·.

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IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment No. 1 to Credit Agreement by their duly authorized officers or other representatives effective as of the date indicated above.

INTERNATIONAL BALER CORPORATION

By: /s/ David R. Griffin
David R. Griffin, Chief Executive Officer

By: /s/ William E. Nielsen
William E. Nielsen, Chief Financial Officer

FIRST MERCHANTS BANK, N.A.

By: /s/ W. Scott Mckee
W. Scott McKee, Vice President

STATE OF FLORIDA
COUNTY OF DUVAL

Before me, a Notary Public in and for said County and State, personally appeared David R. Griffin and William E. Nielsen, the President and Chief Financial Officer, respectively, of International Baler Corporation, a Delaware corporation, who, having been duly sworn, acknowledged the execution of the foregoing instrument for and on behalf of such entity as such officers and stated that all representations therein contained are true.

WITNESS my hand and Notarial Seal this 6th day of November, 2014

/s/ Kelly Anne Brow
Notary Public

Kelly Anne Brow
Notary Public (Printed)

My Commission Expires:	My Country of Residence:
March 26, 2017	Duval

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REVOLVING NOTE AND CREDIT AGREEMENT MODIFICATION AGREEMENT

This Revolving Note and Credit Agreement Modification Agreement (the "Agreement") is made and entered into effective as of December 9, 2014 (the "Agreement Date"), by and between INTERNATIONAL BALER CORPORATION, a Delaware corporation (the "Borrower"), and FIRST MERCHANTS BANK, NATIONAL ASSOCIATION, a national banking association (the "Lender").

WITNESSETH:

WHEREAS, Borrower and Lender previously entered into a Credit Agreement dated January 7, 2013 (as same may have been amended or modified from time to time, the "Credit Agreement"); and

WHEREAS, Borrower heretofore executed a Revolving Note in the principal amount of

$1,000,000.00 dated January 7, 2013 in favor of Lender (as same may have been amended or modified from time to time, the "Promissory Note"); and

WHEREAS, the Promissory Note has at all times been, and is now, continuously and without interruption outstanding in favor of Lender; and

WHEREAS, Borrower has requested that the Credit Agreement and the Promissory Note be modified to the limited extent as hereinafter set forth; and

WHEREAS, Lender has agreed to such modification;

NOW THEREFORE, by mutual agreement of the parties and in mutual consideration of the agreements contained herein and for other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Credit Agreement, the Promissory Note and the Loan Documents are modified as hereinafter indicated.

1. ACCURACY OF RECITALS; DEFINITIONS.

Borrower acknowledges the accuracy of the Recitals, stated above. Additionally, capitalized terms appearing in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms as in the Promissory Note and the Credit Agreement.

2. MODIFICATION OF PROMISSORY NOTE.

The maturity date of the Promissory Note is changed from December 31, 2014 to March 15, 2015. On the revised maturity date, Borrower shall pay to Lender the unpaid principal, accrued and unpaid interest, and all other amounts payable by Borrower under the Promissory Note and Loan Documents.

3. MODIFICATION OF CREDIT AGREEMENT.

The defined term "Revolving Loan Termination Date: as set forth in Section 1 of the Credit Agreement is amended and replaced with the following:

Revolving Loan Termination Date means the earlier to occur of (a) March 15, 2015, or (b) such other date on which the Revolving Commitment terminates pursuant to Section 6 or Section 13.

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4. RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interest in property granted as security in the Loan Documents shall remain as security for the Joan and the obligations of Borrower in the Loan Documents.

5. BORROWER REPRESENTATIONS AND WARRANTIES.

5.1	No default or event of default under any of the Loan Documents as modified hereby, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.
5.2	There has been no material adverse change in the financial conditions of Borrower or any other person whose financial statement has been delivered to Lender in connection with the Promissory Note from the most recent financial statement received by Lender.
5.3	Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.
5.4	Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.
5.5	The Credit Agreement, Promissory Note and Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.
5.6	Borrower is validly existing under the laws of the state of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

6. BORROWER COVENANTS.

Borrower covenants with Lender:

6.1	Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Agreement.
6.2	Borrower fully, finally, and forever releases and discharges Lender and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, (i) in respect of the Loan, the Loan Documents, or the actions or omissions
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of Lender in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to the date of this Agreement. As used in this Agreement, "Loan Documents" shall include the Promissory Note and all documents executed by Borrower in connection with the Loan which is represented by the Promissory Note.

7. EXECUTION AND DELIVERY OF AGREEMENT BY LENDER.

Lender shall not be bound by this Agreement until (i) Lender as executed and delivered this Agreement, and (ii) Borrower has performed all of the obligations of Borrower under this Agreement to be performed contemporaneously with the execution and delivery of this Agreement.

8. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

The Loan Documents as modified herein contain the complete understanding and agreement of Borrower and Lender in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

9. BINDING EFFECT.

The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower and Lender and their successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries of Borrower, provided, however, Borrower may not assign any of its right to delegate any of its obligation under the Loan Documents and any purported assignment or delegation shall be void.

10. CHOICE OF I,AW.

This Agreement shall be governed by and construed in accordance with the laws of the State of lndi a without giving effect to conflicts of law principles.

11. COUNTERPART EXECUTION.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically from one document.

12. NOT A NOVAJION.

This Agreement is a modification only and not a novation. Except for the above-referenced modification(s), the Promissory Note, the Agreement, the Loan Documents and any other agreement or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Agreement is to be considered attached to the Promissory Note and made a part thereof. This Agreement shall not release or affect the liability of any guarantor, surety or endorser of the Promissory Note or release any owner of collateral securing the

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Promissory Note. The validity, priority and enforceability of the Promissory Note shall not be impaired hereby.

INTERNATIONAL BALER CORPORATION

By: /s/ David R. Griffin
David R. Griffin, Chief Executive Officer

By: /s/ William E. Nielsen
William E. Nielsen, Chief Financial Officer

LENDER'S ACCEPTANCE

The foregoing Revolving Note and Credit Agreement Modification Agreement is hereby agreed to and acknowledged this day of December, 2014.

FIRST MERCHANTS BANK, N.A.

By: /s/ W. Scott McKee, vp
W. Scott McKee, Vice President

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CORPORATE ACKNOWLEDGMENT

STATE OF FLORIDA

COUNT OF DUVAL

On this 9th day of December, 2014, before me, the undersigned Notary Public, personally appeared David R. Griffin and William E. Nielsen, of International Baler Corporation, and known to me to be authorized agents of the corporation that executed the foregoing instrument and acknowledged the foregoing instrument to be of free and voluntary act and deed of the corporation, by authority of its Bylaws or by resolution of its board of directors, for the uses and purposes therein mentioned, and on oath stated that they are authorized to execute the foregoing instrument and in fact executed the foregoing instrument on behalf of the corporation

By: /s/ Kelly Anne Brow	Residing at 4626 Merrimac Avenue,
Kelly Anne Brow	Jacksonville, FL 32210
Notary Public in and for the State of Florida	My commission expires Mar 26, 2017

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REVOLVING NOTE AND CREDIT AGREEMENT MODIFICATION AGREEMENT

This Revolving Note and Credit Agreement Modification Agreement (the "Agreement") is made and entered into effective as of February 26, 2015 (the " Agreement Date"), by and between INTERNATIONAL BALER CORPORATlON , a Delaware corporation (the "Borrower"), and FIRST MERCHANTS BANK, NATIONAL ASSOCIATION, a national banking association (the "Lender").

WITNESSETH:

WHEREAS, Borrower and Lender previously entered into a Credit Agreement dated January 7, 2013 (as same may have been amended or modified from time to time , the "Credit Agreement"); and

WHEREAS, Borrower heretofore executed a Revolving Note in the principal amount of $1,650,000.00 dated January 7, 2013 in favor of Lender (as same may have been amended or modified from time to time, the " Promissory Note"); and

WHEREAS, the Promissory Note has at all times been, and is now, continuously and without interruption outstanding in favor of Lender; and

WHEREAS, Borrower has requested that the Credit Agreement and the Promissory Note be modified to the limited extent as here inafter set forth; and

WHEREAS, Lender has agreed to such modification .

NOW THEREFO RE, by mutual agreement of the parties and in mutual consideration of the agreements contained herein and for other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Credit Agreement, the Promissory Note and the Loan Documents are modified as hereinafter indicated .

1. ACCURACY OF RECITALS; DEFINITIONS.

Borrower acknowledges the accuracy of the Recitals, stated above. Additionally, capitalized Terms appearing in this Agreement but not otherwise defined herein shall have the meanings ascribed to such Terms as in the Promissory Note and the Credit Agreement.

2. MODIFICATION OF PROMISSORY NOTE.

The maturity date of the Promissory Note is changed from December 3 I , 20I 4 to May 15, 20 I 7. On the revised maturi ty date, Borrower shall pay to Lender the unpaid principal, accrued and unpaid int erest , and all other amounts payable by Borrower under the Promissory Note and Loan Documents.

3. MODIFICATION OF CREDIT AGREEMENT.

3.1 The defined Term "Revolving Loan Termination Date" as set forth in Section I of the Credit Agreement is amended and replaced with the following:

Revolving Loan Termination Date means the earlier to occur of(a) May 15 , 20 17, or (b) such other date on which the Revo lving Commitment terminates pursuant to Section 6 or Section 13.

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3.2 Section 4.1(a) of the Credit Agreement is amended and replaced with the following:

(a)  at all times while the Revolving Loan is outstanding, the Revolving Loan shall accrue interest at a rate per annum equal to the sum of the Prime Rate less Ninety Five (95) Basis Points (0.95%); and

4. RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein . Any property or rights to or interest in property granted as security in the Loan Documents shall remain as security for the loan and the obligations of Borrower in the Loan Documents.

5. BORROWER REPRESENTATIONS AND WARRANTIES.

5.1	No default or event of default under any of the Loan Documents as modified he reby, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.
5.2	There has been no material adverse change in the financial conditions of Borrower or any other person whose financial statement has been delivered to Lender in connection with the Promissory Note from the most recent financial statement received by Lender.
5.3	Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.
5.4	Borrower has no claims, counterclaims, defenses , or set-offs with respect to the Loan or the Loan Documents as modified herein .
5.5	The Credit Agreement, Promissory Note and Loan Documents as modified herein are the legal , valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.
5.6	Borrower is validly existing under the laws of the state of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Bo rrower. This Agreement has been duly executed and delivered on behalf of Borrower.

6. · BORROWER COVENANTS.

Borrower covenants with Lender:

6.1	Borrower shall execute, deliver , and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the in tent of this Agreement.
6.2	Borrower fully, finally, and forever releases and discharges Lender and its successors, assigns, directors, officers, employees, agents, and representatives from any and all

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actions, causes of action, claims, debts, demands, liabilities, obli'gations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Lender in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to the date of this Agreement. As used in this Agreement, " Loan Documents" shall include the Promissory Note and all documents executed by Borrower in connection with the Loan which is represented by the Promissory Note.

6.3 Borrower pays to Lender a loan fee equal to One Hundred Ninety-Five and No/I 00 Dollars ($195 .00).

7. EXECUTION AND DELIVERY OF AGREEMENT BY LENDER.

Lender shall not be bound by this Agreement until (i) Lender as executed and delivered this Agreement, and (ii) Borrower has performed all of the obligations of Borrower under this Agreement to be performed contemporaneously with the execution and delivery of this Agreement.

8. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

The Loan Documents as modified herein contain the complete understanding and agreement of Borrower and Lender in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

9. BINDING EFFECT.

The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower and Lender and their successors and assigns and the executors, legal administrators, personal representatives, heirs , devisees, and beneficiaries of Borrower , provided , however , Borrower ma y not assign any of its right to delegate any of its obligation under the Loan Documents and any purported assignment or delegation shall be void.

10. CHOICE OF LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without giving effect to conflicts of law principles.

11. COUNTERPART EXECUTION.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an or ig inal and all of which together sha ll constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically from one document.

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12. NOT A NOVATION.

This Agreement is a modification only and not a novation. Except for the above-referenced modification(s), the Promissory Note, the Agreement, the Loan Documents and any other agreement or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Agreement is to be considered attached to the Promissory Note and made a part thereof. This Agreement shall not release or affect the liability of any guarantor, surety or endorser of the Promissory Note or release any owner of collateral securing the Promissory Note. The validity, priority and enforceability of the Promissory Note shall not be impaired hereby .

INTERNATIONAL BALER CORPORATION

By: /s/ David R. Griffin
David R. Griffin, Chief Executive Officer

By: /s/ William E. Nielsen
William E. Nielsen, Chief Financial Officer

LENDER'S ACCEPTANCE

The foregoing Revolving Note a Credit Agreement Modification Agreement is hereby agreed to and acknowledged this 26 day of February, 2015

FIRST MERCHANT BANK, N.A.

By: /s/ Jamie Matthews
Jamie Matthews, Relationship Manager

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REVOLVING NOTE MODIFICATION AGREEMENT

This Revolving Note Modification Agreement {the "Agreement") is made and entered into effective as of May 15, 2017 (the "Agreement Date"), by and between INTERNATIONAL BALER CORPORATION, a Delaware corporation (the "Borrower"), and FIRST MERCHANTS BANK, an Indiana state-chartered banking institution f/k/a FIRST MERCHANTS BANK, NATIONAL ASSOCIATION (the "Lender").

WITNESSETH:

WHEREAS, Borrower heretofore executed a Revolving Nole in the principal amount of

$1,650,000.00 dated January 7, 2013 in favor of Lender (as same may have been amended or modified from time to time, the "Promissory Note''); and ·

WHEREAS, the Promissory Note has at all times been, and is now. continuously and without interruption outstanding in favor of Lender; and

WHEREAS, Borrower has requested that the Promissory Note be modified to the limited extent as hereinafter set forth; and

WHEREAS, Lender has agreed to such modification.

· NOW THEREFORE, by mutual agreement of the parties and in mutual consideration of the agreements contained herein and for other good and valuable considerations , the receipt a11d sufficiency of which is hereby acknowledged, the parties hereto agree that the Promissory Note is modified as hereinafter indicated.

1. ACCURACY OF RECITALS; DEFINITIONS.

Borrower acknowledges the accuracy of the Recitals, stated above. Additionally, capitalized Terms appearing in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms as in the Promissory Note. ·

2. MODIFICATION OF PROMISSORY NOTE.

The maturity date of the Promissory Note is changed from May 15, 2017 to May 15 , 2018. On the revised maturity date, Borrower shall pay to Lender the unpaid principal , accrued and unpaid interest, and all other amounts payable by Borrower under the Promissory Note and Loan Documents.

3. RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

The Loan Documents are ratified and atlinned by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interest in property granted as security in the Loan Documents shall remain as security for the loan and the obligations of Borrower in the Loan Documents.

4. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

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The Loan Documents as modified herein contain the complete understanding and agreement of Borrower and Lender in respect of the Loan and supersede all prior representations, warranties. agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

5. BINDlNG EFFECT.

The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower and Lender and their successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries of Borrower, provided, however, Borrower may not assign any of its right to delegate any of its obligation under the Loan Documents and any purported assignment or delegation shall be void.

6. CHOICE OF LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without giving effect to conflicts oflaw principles.

7. COUNTERPART EXECUTION.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically from one document.

8. NOT A NOVATION.

This Agreement is a modification only and not a novation. Except for the above-referenced modification(s), the Promissory Note, the Agreement, the Loan Documents and any other agreement or security document, and all the Terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Agreement is to be considered attached to the Promissory Note and made a part thereof. This Agreement shall not release or affect the liability of any guarantor, surety or endorser of the Promissory Note or release any owner of collateral securing the Promissory Note. The validity, priority and enforceability of the Promissory Note shall not be imp aired hereby.

INTERNATIONAL BALER CORPORATION

By: /s/ William E. Nielsen
William E. Nielsen, Chief Executive Officer

95

LENDER'S ACCEPTANCE

The foregoing Revolving Note Modification Agreement is hereby agreed to and acknowledged effective as of May 15, 2017.

FIRST MERCHANTS BANK

By: /s/ Jamie Matthews
Jamie Matthews, Vice President

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REVOLVING NOTE AND CREDIT AGREEMENT MODIFICATION AGREEMENT

This Revolving Note and Credit Agreement Modification Agreement (the "Agreement") is made and entered into effective as of May 15, 2018 (the "Agreement Date"), by and between INTERNATIONAL BALER CORPORATION, a Delaware corporation (the "Borrower"), and FIRST MERCHANTS BANK an Indiana state chartered bank f/k/a First Merchants Bank, National Association (the "Lender").

WITNESSETH:

WHEREAS, Borrower and Lender previously entered into a Credit Agreement dated January 7, 2013 (as same may have been amended or modified from time to time, the "Credit Agreement"); and

WHEREAS, Borrower heretofore executed a Revolving Note in the principal amount of

$1,650,000.00 dated January 7, 2013 in favor of Lender (as same may have been amended or modified from time_ to time, the "Promissory Note"); and

WHEREAS, the Promissory Note has at all times been, and is now, continuously and without interruption outstanding in favor of Lender; and

WHEREAS, Borrower has requested that the Credit Agreement and the Promissory Note be modified to the limited extent as hereinafter set forth; and

WHEREAS, Lender has agreed to such modification.

NOW THEREFORE, by mutual agreement of the parties and in mutual consideration of the agreements contained herein and for other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Credit Agreement, the Promissory Note and the Loan Documents are modified as hereinafter indicated.

1. ACCURACY OF RECITALS; DEFINITIONS.

Borrower acknowledges the accuracy of the Recitals, stated above. Additionally, capitalized terms appearing in this Agreement but not otherwise defined herein shall have the meanings ascribed to sucq terms as in the Promissory Note and the Credit Agreement.

2. MODIFICATION OF PROMISSORY NOTE.

The maturity date of the Promissory Note is changed from May 15, 2018 to May 15, 2019 . On the revised maturity date, Borrower shall pay to Lender the unpaid principal, accrued and unpaid interest, and all other amounts payable by Borrower under the Promissory Note and Loan Documents.

3. MODIFICATION OF CREDIT AGREEMENT.

The defined term "Revolving Loan Termination Date" as set forth in Section 1 of the Credit Agreement is amended and replaced with the following:

Revolving Loan Termination Date means the earlier to occur of (a) May 15, 2019, or (b) such other date on which the Revolving Commitment terminates pursuant to Section 6 or Section 13.

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4. RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interest in property granted as security in the Loan Documents shall remain as security for the loan and the obligations of Borrower in the Loan Documents.

5. BORROWER REPRESENTATIONS AND WARRANTIES.

5.1	No default or event of default under any of the Loan Documents as modified hereby, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.
5.2	There has been no material adverse change in the financial conditions of Borrower or any other person whose financial statement has been delivered to Lender in connection with the Promissory Note from the most recent financial statement received by Lender.
5.3	Each and all representations and warranties of Borrower in the Loan Documents are accurate.on the date hereof.
5.4	Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.
5.5	The Credit Agreement, Promissory Note and Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.
5.6	Borrower is validly existing under the laws of the state of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

6. BORROWER COVENANTS.

Borrower covenants with Lender:

6.1	Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Agreement.
6.2	Borrower fully, finally, and forever releases and discharges Lender and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Lender in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to the date of this Agreement. As used in this Agreement, "Loan
98

Documents" shall include the Promissory Note and all documents executed by Borrower in connection with the Loan which is represented by the Promissory Note.

6.3 Borrower pays to Lender a loan fee equal to Five Hundred and No/ I 00 Dollars ($500.00).

7. EXECUTION AND DELIVERY OF AGREEMENT BY LENDER.

Lender shall not be bound by this Agreement until (i) Lender as executed and delivered this Agreement , and (ii) Borrower has performed all of the obligations of Borrower under this Agreement to be performed contemporaneously with the execution and delivery of this Agreement.

8. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

The Loan Documents as modified herein contain the complete understanding and agreement of Borrower and Lender in respect of the Loan and supersede all prior representations, warranties, agreements , arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

9. BINDING EFFECT.

The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower and Lender and their successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries of Borrower, provided, however, Borrower may not assign any of its right to delegate any of its obligation under the Loan Documents and any purported assignment or delegation shall be void.

10. CHOICE OF LAW.

This Agreement shall be governed by and constru(,!d in accordance with the laws of the State of Indiana without giving effect to conflicts of law principles.

11. COUNTERPART EXECUTION.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically from one document.

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12. NOT A NOVATION.

This Agreement is a modification only and not a novation. Except for the above-referenced modification(s), the Promissory Note, the Agreement, the Loan Documents and any other agreement or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Agreement is to be considered attached to the Promissory Note and made a part thereof. This Agreement shall not release or affect the liability of any guarantor, surety or endorser of the Promissory Note or release any owner of collateral securing the Promissory Note. The validity, priority and enforceability of the Promissory Note shall not be impaired hereby.

INTERNATIONAL BALER CORPORATION

By: /s/ William E. Nielsen
William E. Nielsen, Chief Executive officer

LENDER'S ACCEPTANCE

The foregoing Revolving Note and Credit Agreement Modification Agreement is hereby agreed to and acknowledged effective as of May 15, 2018.

FIRST MERCHANTS BANK

By: /s/ James A. Matthews
James A. Matthews, Vice President

100

REVOLVING NOTE AND CREDIT AGREEMENT MODIFICATION AGREEMENT

This Revolving Note and Credit Agreement Modification Agreement (the "Agreement") is made and entered into effective as of May 15, 2019 (the "Agreement Date"), by and between

INTERNATIONAL BALER CORPORATION, a Delaware corporation (the "Borrower"), and FIRST MERCHANTS BANK an Indiana state chartered bank f/k/a First Merchants Bank, National Association (the "Lender").

WITNESSETH:

WHEREAS, Borrower and Lender previously entered into a Credit Agreement dated January 7, 2013 (as same may have been amended or modified from time to time, the "Credit Agreement"); and

WHEREAS, Borrower heretofore executed a Revolving Note in the principal amount of

$1,650,000.00 dated January 7, 2013 in favor of Lender (as same may have been amended or modified from time to time, the "Promissory Note"); and

WHEREAS, the Promissory Note has at all times been, and is now, continuously and without interruption outstanding in favor of Lender; and

WHEREAS, Borrower has requested that the Credit Agreement and the Promissory Note be modified to the limited extent as hereinafter set forth; and

WHEREAS, Lender has agreed to such modification.

. NOW THEREFORE, by mutual agreement of the parties and in mutual consideration of the agreements contained herein and for other good and valuable considerations , the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Credit Agreement, the Promissory Note and the Loan Documents are modified as hereinafter indicated .

1. ACCURACY OF RECITALS; DEFINITIONS.

Borrower acknowledges the accuracy of the Recitals, stated above. Additionally, capitalized terms appearing in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms as in the Promissory Note and the Credit Agreement.

2. MODIFICATION OF PROMISSORY NOTE.

The maturity date of the Promissory Note is changed from May 15, 2019 to May 15, 2020. On the revised maturity date, Borrower shall pay to Lender the unpaid principal, accrued and unpaid interest, and all other amounts payable by Borrower under the Promissory Note and Loan Documents.

3. MODIFICATION OF CREDIT AGREEMENT.

3.1 The defined term "Revolving Loan Termination Date" as set forth in Section 1 of the Credit Agreement is amended and replaced with the following:

Revolving Loan Termination Date means the earlier to occur of (a) May I 5, 2020, or (b)

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such other date on which the Revolving Commitment tem1inates pursuant to Section 6 or Section 13.

3.2 The following definition is added to Section 1 of the Credit Agreement:

Current Ratio means, at any date, a ratio, the numerator of which is Borrower's total assets and the denominator of which is Borrower's total current liabilities, each as deTermined in accordance with GAAP as of such date.

3.3 A new Subsection 10.10 .3 is added to the Credit Agreement as follows:

I 0.10.3 Current Ratio. Maintain at all times a Current Ratio in excess of 2.0 to· 1.0.

3.4 Section 15.2 of the Credit Agreement is amended to provide that notices to Lender shall be delivered to the following recipient:

First Merchants Bank

1011 North Main Street

Lapel, Indiana 46051

Fax: (317)534-3536

E-mail: jrinker@firstmerchants.com

4. RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

The Loan Documents are ratified and affinned by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interest in property granted as security in the Loan Documents shall remain as security for the loan and the obligations of Borrower in the Loan Documents.

5. BORROWER REPRESENTATIONS AND WARRANTIES.

5.1	Except as referenced in Section I 3 hereof, no default or event of default under any of the Loan Documents as modified hereby, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.
5.2	There has been no material adverse change in the financial conditions of Borrower or any other person whose financial statement has been delivered to Lender in connection with the Promissory Note from the most recent financial statement received by Lender.
5.3	Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.
5.4	Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.
5.5	The Credit Agreement, Promissory Note and Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their Terms.
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5.6	Borrower is validly existing under the laws of the state of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Abrreement and the perfonnance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

6. BORROWER COVENANTS.

Borrower covenants with Lender:

6.1	Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Agreement.
6.2	Borrower fully, finally, and forever releases and discharges Lender and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Lender in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to the date of this Agreement. As used in this Agreement, "Loan Documents" shall include the Promissory Note and all documents executed by Borrower in connection with the Loan which is represented by the Promissory Note.
6.3	Borrower pays to Lender a loan fee equal to Five Hundred and No/100 Dollars ($500.00).

7. EXECUTION AND DELIVERY OF AGREEMENT BY LENDER.

Lender shall not be bound by this Agreement until (i) Lender as executed and delivered this Agreement, and (ii) Borrower has perfom1ed all of the obligations of Borrower under this Agreement to be perfonned contemporaneously with the execution and delivery of this Agreement.

8. INTEGRATJON, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

The Loan Documents as modified herein contain the complete understanding and agreement of Borrower and Lender in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, Terminated, or waived except in a writing signed by the parties thereto.

9. BINDING EFFECT.

The Loan Documents as modi tied herein shall be binding upon and shall inure to the benefit of Borrower and Lender and their successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries of Borrower, provided, however, Borrower may not

103

assign any of its right to delegate any of its obligation under the Loan Documents and any purported assignment or delegation shall be void.

10. CHOICE OF LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without giving effect to conflicts of law principles.

COUNTERPART EXECUTION.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically from one document.

12. NOT A NOVATION.

This Agreement is a modification only and not a novation. Except for the above-referenced

. modification(s) , the Promissory Note, the Agreement, the Loan Documents and any other agreement or security document, and all the Terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Agreement is to be considered attached to the Promissory Note and made a part thereof. This Agreement shall not release or affect the liability of any guarantor, surety or endorser of the Promissory Note or release any owner of collateral securing the Promissory Note. The validity, priority and enforceability of the Promissory Note shall not be impaired hereby.

13. WAIVER.

By Lender's execution of this Agreement, Lender hereby waives the Event of Default as contemplated in Subsection I 3.1.10 of the Credit Agreement as a result of Leland Boren's death and the resulting Change in Control. The waiver of the Event of Default referenced in the preceding sentence constitutes a singular waiver and shall not be deemed to be or to imply the Lender's waiver of the Borrower' s strict complia nce with the terms and provisions of the Credit Agreement and Loan Documents, as amended, for all subsequent periods. The waiver granted herein is in connection with the Borrower' s execution of this Agreement and shall not be deemed to create a course of conduct or obligation upon the Lender to waive the Borrower's future non-complia nce with any of the tern1s or provisions as set forth in the Credit Agreement or other Loan Documents. No delay or omission of the Lender to exercise any right or power under the Credit Agreement shall impair such right or power or be construed as a waiver of any default or as an acquiescence except as expressly set forth herein. All waiver of Borrower's noncompliance with the Terms and provisions of the Credit Agreement and the other Loan Documents shall not be valid unless in writing and signed by the Lender, and then only to the extent specifically set forth in such writing.

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(SIGNATURE PAGE TO REVOLVING NOTE AND CREDIT AGREEMENT MODIFICATION)

INTERNATIONAL BALER CORPORATION

By: /s/ Victor W. Biazis
Victor W. Biazis, President

FIRST MERCHANTS BANK

By: /s/ John Rinker
John Rinker, Vice President

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Loan No. 3222136

REVOLVING NOTE AND CREDIT AGREEMENT MODIFICATION AGREEMENT

This Revolving Note and Credit Agreement Modification Agreement (the "Agreement") is made and entered into effective as of May 15, 2020 (the "Agreement Date"), by and between INTERNATIONAL BALER CORPORATION, a Delaware corporation (the "Borrower"), and FIRST MERCHANTS BANK an Indiana state chartered bank f/k/a First Merchants Bank, National Association (the "Lender").

WITNESSETH:

WHEREAS, Borrower and Lender previously entered into a Credit Agreement dated January 7, 2013 (as same may have been amended or modified from time to time, the "Credit Agreement"); and

WHEREAS, Borrower heretofore executed a Revolving Note in the principal amount of

$1,650,000.00 dated January 7, 2013 in favor of Lender (as same may have been amended or modified from time to time, the "Promissory Note"); and

WHEREAS, the Promissory Note has at all times been, and is now, continuously and without interruption outstanding in favor of Lender; and

WHEREAS, Borrower has requested that the Credit Agreement and the Promissory Note be modified to the limited extent as hereinafter set forth; and

WHEREAS, Lender has agreed to such modification.

NOW THEREFORE, by mutual agreement of the parties and in mutual consideration of the agreements contained herein and for other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Credit Agreement, the Promissory Note and the Loan Documents are modified as hereinafter indicated.

1. ACCURACY OF RECITALS; DEFINITIONS.

Borrower acknowledges the accuracy of the Recitals, stated above. Additionally, capitalized terms appearing in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms as in the Promissory Note and the Credit Agreement.

2. MODIFICATION OF PROMISSORY NOTE.

2.1	Effective as of the date hereof, the principal sum of the Promissory Note shall be reduced to One Million and No/100 Dollars ($1,000,000.00) or so much of the principal amount of the Revolving Loan represented by the Promissory Note as may be disbursed by the Lender under the terms of the Credit Agreement, as amended.
2.2	The maturity date of the Promissory Note is changed from May 15, 2020 to May 15, 2021. On the revised maturity date, Borrower shall pay to Lender the unpaid principal, accrued and unpaid interest, and all other amounts payable by Borrower under the Promissory Note and Loan Documents.

3. MODIFICATION OF CREDIT AGREEMENT.

3.1	The defined term "Revolving Loan Termination Date" as set forth in Section 1 of the Credit Agreement is amended and replaced with the followi_ng:

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Revolving Loan Termination Date means the earlier to occur of (a) May 15, 2021, or (b) such other date on which the Revolving Commitment terminates pursuant to Section 6 or Section 13.

3.2	Subsection 2.1(a) of the Credit Agreement is amended and replaced by the following:

(a) Revolving Loan Commitment. The Lender agrees to make loans on a revolving basis ("Revolving Loans") from time to time until the Revolving Loan Termination Date in such amounts as the·Borrower may request; provided that the Revolving Outstandings will not at any time exceed the lesser of (i) maximum amount of the Revolving Commitment; and (ii) the amount available under the Borrowing Base. The entire unpaid balance of the Revolving Loans shall be immediately due and payable in full in immediately available funds on the Revolving Loan Termination Date if not sooner paid in full.

3.3	Effective as of the date hereof, Subsection 4.l(a) of the Credit Agreement is amended and replaced by the following:

(a) at all times while the Revolving Loan is outstanding, the Revolving Loan shall accrue interest at a variable rate per annum equal to the greater of (i) two hundred thirty (230) Basis Points (2.30%); and (ii) the sum of the Prime Rate less ninety-five (95) Basis Points (0.95%)

3.4	Effective as of April 30, 2020, all of the provisions regarding the Borrowing Base which were added pursuant to that certain Amendment No. 2 to Credit Agreement dated effective as of May 15, 2017 providing for the addition of Section 10.1.7 to the Credit Agreement shall be reinstated as an Affirmative Covenant.
3.5	Section 10.1.7 of the Credit Agreement is amended to provide that Borrower shall include its accounts payable aging report with each monthly submission of the Borrowing Base Certificate.

4. RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interest in property granted as security in the Loan Documents shall remain as security for the loan and the obligations of Borrower in the Loan Documents.

5. BORROWER REPRESENTATIONS AND WARRANTIES . .

5.1	No default or event of default under any of the Loan Documents as modified hereby, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.
5.2	There has been no material adverse change in the financial conditions of Borrower or any other person whose financial statement has been delivered to Lender in connection with the Promissory Note from the most recent financial statement received by Lender.
5.3	Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.
5.4	Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.

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5 ..5 The Credit Agreement, Promissory Note and Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

5.6 Borrower is validly existing under the laws of the state of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

6. BORROWER COVENANTS.

Borrower covenants with Lender:

6.1	Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Agreement.
6.2	Borrower fully, finally, and forever releases and discharges Lender and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Lender in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to the date of this Agreement. As used in this Agreement, "Loan Documents" shall include the Promissory Note and all documents executed by Borrower in connection with the Loan which is represented by the Promissory Note.
6.3	Borrower pays to Lender a loan fee equal to Five Hundred and No/100 Dollars ($500.00).

\

7. EXECUTION AND DELIVERY OF AGREEMENT BY LENDER.

Lender shall not be bound by this Agreement until (i) Lender as executed and delivered this Agreement, and (ii) Borrower has performed all of the obligations of Borrower under this Agreement to be performed contemporaneously with the execution and delivery of this Agreement.

8. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

The Loan Documents as modified herein contain the complete understanding and agreement of Borrower and Lender in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

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9. BINDING EFFECT.

The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower and Lender and their successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries of Borrower, provided, however, Borrower may not assign any of its right to delegate any of its obligation under the Loan Documents and any purported assignment or delegation shall be void.

10. CHOICE OF LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without giving effect to conflicts of law principles.

11. COUNTERPART EXECUTION.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically from one document.

12. NOT A NOVATION.

This Agreement is a modification only and not a novation. Except for the above-referenced modification(s), the Promissory Note, the Agreement, the Loan Documents and any other agreement or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Agreement is to be considered attached to the Promissory Note and made a part thereof. This Agreement shall not release or affect the liability of any guarantor, surety or endorser of the Promissory Note or release any owner of collateral securing the Promissory Note. The validity, priority and enforceability of the Promissory Note shall not be impaired hereby.

[signature page follows]

109

[SIGNATURE PAGE TO REVOLVING NOTE AND CREDIT AGREEMENT MODIFICATION]

INTERNATIONAL BALER CORPORATION

By: /s/ Victor W. Biazis
Victor W. Biazis, President

FIRST MERCHANTS BANK

By:
John Rinker, Vice President

110

[SIGNATURE PAGE TO REVOLVING NOTE AND CREDIT AGREEMENT MODIFICATION)

INTERNATIONAL BALER CORPORATION

By:
Victor W. Biazis, President

FIRST MERCHANTS BANK

By: /s/John Rinker
John Rinker, Vice President

111